                                                                     EXHIBIT 2.1

                           STOCK PURCHASE AGREEMENT

                                     Among

            CHIPPAC LIMITED, A BRITISH VIRGIN ISLANDS CORPORATION,

                   CHIPPAC, INC., A CALIFORNIA CORPORATION,

                     SAPPHIRE WORLDWIDE INVESTMENTS, INC.,
                     A BRITISH VIRGIN ISLANDS CORPORATION,

                                      and

                 INTERSIL CORPORATION, A DELAWARE CORPORATION

                                  dated as of

                                 June 30, 2000

                               TABLE OF CONTENTS
                               -----------------

                                                                                                            Page
ARTICLE 1  DEFINITIONS....................................................................................   1

ARTICLE 2  PURCHASE AND SALE OF STOCK; TRANSFER OF INTELLECTUAL PROPERTY RIGHTS...........................   4
      2.1    Purchase and Sale of Stock; Transfer of Intellectual Property................................   4
      2.2    Consideration................................................................................   5
      2.3    Consideration Adjustment.....................................................................   5
      2.4    Closing......................................................................................   9
      2.5    Cancellation of Intercompany Accounts; Withholding Taxes.....................................  10

ARTICLE 3  CONTINGENT INCENTIVE PAYMENTS; EXCLUDED CONTRACTS..............................................  10
      3.1    Contingent Incentive Payments for Currently Subcontracted Packages and PDIP/SOIC Packages
             Currently Packaged for Parent by the Company.................................................  10
      3.2    Excluded Contracts...........................................................................  11

ARTICLE 4  CONDITIONS TO CLOSING..........................................................................  12
      4.1    Conditions to Obligations of Seller and Parent...............................................  12
      4.2    Conditions to Obligations of Buyer and ChipPAC...............................................  14

ARTICLE 5.................................................................................................  16

COVENANTS PRIOR TO CLOSING................................................................................  16
      5.1    Affirmative Covenants of Parent and Seller...................................................  17
      5.2    Negative Covenants of Parent and Seller......................................................  17
      5.3    Nonsolicitation of ChipPAC Employees.........................................................  19
      5.4    Pre-Closing Covenants of Buyer and ChipPAC...................................................  19
      5.5    Nonsolicitation of Intersil Employees........................................................  19
      5.6    Financial Information........................................................................  19
      5.7    Title Certificates...........................................................................  20
      5.8    Survey.......................................................................................  20

ARTICLE 6.................................................................................................  20

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE COMPANY................................................  20
      6.1    Organization and Power; Subsidiaries and Investments.........................................  20
      6.2    Authorization................................................................................  21
      6.3    Capitalization...............................................................................  21
      6.4    No Breach....................................................................................  21
      6.5    Financial Statements.........................................................................  22

   6.6   Absence of Undisclosed Liabilities................................  22
   6.7   Absence of Certain Developments...................................  22
   6.8   Title to Properties...............................................  25
   6.9   Contracts and Commitments.........................................  26
   6.10  Intellectual Property Rights......................................  26
   6.11  Government Licenses and Permits...................................  27
   6.12  Litigation; Proceedings...........................................  27
   6.13  Compliance with Laws..............................................  28
   6.14  Environmental and Safety Requirements.............................  28
   6.15  Employees.........................................................  29
   6.16  Employee Benefit Plans............................................  30
   6.17  Long-Term Liabilities.............................................  31
   6.18  Insurance.........................................................  31
   6.19  Tax Matters.......................................................  31
   6.20  Brokerage.........................................................  32
   6.21  Officers and Directors; Bank Accounts. ...........................  32
   6.22  Affiliate Transactions............................................  32
   6.23  Closing Date......................................................  33

ARTICLE 7..................................................................  33

REPRESENTATIONS AND WARRANTIES OF SELLER AND PARENT........................  33
   7.1   Organization and Power............................................  33
   7.2   Authorization.....................................................  33
   7.3   Absence of Conflicts..............................................  33
   7.4   Litigation........................................................  34
   7.5   Securities........................................................  34
   7.6   Closing Date......................................................  34

ARTICLE 8..................................................................  34

REPRESENTATIONS AND WARRANTIES OF BUYER AND CHIPPAC........................  34
   8.1   Organization and Power............................................  34
   8.2   Authorization.....................................................  35
   8.3   Capitalization....................................................  35
   8.4   Absence of Conflicts..............................................  35
   8.5   Litigation........................................................  36
   8.6   Financial Capacity................................................  36
   8.7   Closing Date......................................................  36
   8.8   Brokerage.........................................................  36
   8.9   Public Filings....................................................  36

ARTICLE 9..................................................................  37

BUYER SECURITIES..........................................................  37
   9.1    Investment Representations of Seller............................  37
   9.2    Legend..........................................................  37

ARTICLE 10................................................................  37

TERMINATION...............................................................  37
   10.1   Termination.....................................................  37
   10.2   Effect of Termination...........................................  38
   10.3   Waiver of Right to Terminate....................................  38

ARTICLE 11................................................................  38

ADDITIONAL AGREEMENTS; COVENANTS AFTER CLOSING............................  38
   11.1   Survival........................................................  38
   11.2   Indemnification.................................................  39
   11.3   Mutual Assistance...............................................  45
   11.4   Tax Matters.....................................................  45
   11.5   Books and Records...............................................  48
   11.6   Press Release and Announcements.................................  48
   11.7   Expenses........................................................  49
   11.8   Restructuring Expenses..........................................  49
   11.9   Employee Benefits...............................................  49
   11.10  Specific Performance............................................  49
   11.11  Dispute Resolution..............................................  49
   11.12  Further Transfers...............................................  50
   11.13  Transition Assistance...........................................  50
   11.14  Non-Competition; Non-Solicitation...............................  50
   11.15  Confidentiality.................................................  51
   11.16  Taxes; Recording Charges........................................  52
   11.17  Ancillary Agreements............................................  52
   11.18  Chinese Subsidiaries............................................  52

ARTICLE 12................................................................  53

MISCELLANEOUS.............................................................  53
   12.1   Amendment and Waiver............................................  53
   12.2   Notices.........................................................  53
   12.3   Assignment......................................................  55
   12.4   Severability....................................................  55
   12.5   No Strict Construction..........................................  55
   12.6   Captions........................................................  55
   12.7   No Third Party Beneficiaries....................................  55
   12.8   Complete Agreement..............................................  56

   12.9   Counterparts.....................................................  56
   12.10  Governing Law and Jurisdiction...................................  56

                           STOCK PURCHASE AGREEMENT
                           ------------------------


          This STOCK PURCHASE AGREEMENT (this "Agreement") is made as of June
                                               ---------
30, 2000, by and among ChipPAC Limited, a British Virgin Islands corporation ("Buyer"), ChipPAC, Inc., a California corporation ("ChipPAC"), Sapphire
  -----                                              -------
Worldwide Investments, Inc., a British Virgin Islands corporation ("Seller") and
                                                                    ------
Intersil Corporation, a Delaware corporation ("Parent"). Seller is a 100%
                                               ------
indirectly wholly-owned Subsidiary of Parent. Buyer is a 100% indirectly wholly-owned Subsidiary of ChipPAC.

          Seller owns beneficially and legally 100% of the issued and outstanding capital stock of Intersil Technology Sdn. Bhd. (f/k/a Harris Advanced Technology (Malaysia) Sdn. Bhd.), a Malaysian corporation (the "Company"), which consists of 211,275,680 fully paid up ordinary shares of RM
 -------
1.00 each (the "Company Stock").  All of the Company's former redeemable
                -------------
preference shares have been converted into the aforementioned ordinary shares.

          On the terms and subject to the conditions set forth in this Agreement, Buyer desires to acquire from Seller, and Seller desires to sell to Buyer, all of the outstanding shares of Company Stock.

          NOW, THEREFORE, the parties hereto agree as follows:


                                   ARTICLE 1

                                  DEFINITIONS
                                  -----------

          1.1  Definitions. For purposes of this Agreement, the following terms
               -----------
shall have the meanings set forth below:

          "Affiliate" of any particular Person shall mean any other Person
           ---------
directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. For purposes of this definition, a Person shall be deemed to be in "control" if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the Person in question, whether through the ownership of voting securities, by contract or otherwise.

          "Affiliated Group" shall mean an affiliated group as defined in
           ----------------
Section 1504 of the Code (or any analogous combined, consolidated or unitary group defined under state, local or foreign income Tax law) of which the Company is or has been a member.

          "Ancillary Agreements" means (i) the Intellectual Property Rights
           --------------------
Agreement, in the form attached hereto as Exhibit A, (ii) the Supply Agreement,
                                          ---------
in the form attached hereto as Exhibit C, (iii) the Shareholders Agreement, in
                               ---------
the form attached hereto as Exhibit D, (iv) Amendment No. 1 to Registration
                            ---------
Agreement, in the form attached hereto as Exhibit E and (v) the Services
                                          ---------
Agreement, in the form attached hereto as Exhibit F.
                                          ---------

          "Assumed Liabilities" means (i) any liability or obligation set forth
           -------------------
on the face of the Closing Working Capital Statement, as finally determined pursuant to Section 2.3, (ii) the Company's obligations of performance after the Closing under any Material Contract or under any other contract entered into by the Company in the ordinary course of business and which is not required to be set forth on the Schedules to this Agreement (except, in either case, (A) any performance obligation arising out of, relating to, in the nature of or caused by any pre-Closing breach of contract or breach of warranty or (B) any liability or obligation arising out of, relating to or in any way resulting from any Excluded Contract (as defined in Section 3.2)) and (iii) any other obligation specifically undertaken by Buyer pursuant to this Agreement.

          "Bank Negara Malaysia" means the Central Bank of Malaysia.
           --------------------

          "Chinese Subsidiaries" means, collectively, Guangzhou Harris
           --------------------
Telecommunications Co., Ltd, Anshan Harris Broadcast Equipment Co. Ltd and Harris Semiconductor (Suzhou) Co. Ltd.

          "Code" shall mean the Internal Revenue Code of 1986, as amended, and
           ----
the rules and regulations promulgated thereunder.

          "Company Intellectual Property Rights" means all Intellectual Property
           ------------------------------------
Rights owned by, issued to or licensed to the Company, or used in the Company's business (including those Intellectual Property Rights to be made available to Buyer and the Company pursuant to the Intellectual Property Rights Agreement and the Supply Agreement), along with all associated income, royalties, damages and payments due from or payable by any third party at the Closing or thereafter (including, without limitation, damages and payments for past, present, or future infringements or misappropriations thereof), all other associated rights (including, without limitation, the right to sue and recover for past, present, or future infringements or misappropriations thereof), and any and all corresponding rights that, now or hereafter, may be secured throughout the world, including without limitation the items set forth on the "Intellectual
                                                                ------------
Property Rights Schedule" attached hereto.
------------------------

          "GAAP" shall mean United States generally accepted accounting
           ----
principles, as in effect on the date hereof.

          "Government Licenses" shall mean all permits, licenses, franchises,
           -------------------
orders, registrations, certificates, variances, approvals and other authorizations obtained from foreign, federal, state or local governments or governmental agencies or other similar rights, including, without limitation, those listed on the attached "Government Licenses Schedule."
                              ----------------------------

          "Guaranty" shall mean any agreement, undertaking or arrangement by
           --------
which any Person guarantees, endorses or otherwise becomes or is contingently liable upon the debt, obligation or other liability or obligation of any other Person (other than by endorsements of instruments in the ordinary course of collection) or guarantees of the payment of dividends or other distributions upon the shares of any other Person or pledges any of such Person's assets, whether by contractual Lien or otherwise.

          "Indebtedness for Borrowed Money" shall mean, with respect to any
           -------------------------------
Person at any date, without duplication: (i) all obligations of such Person for borrowed money or in respect of loans or advances; (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (including, without limitation, banker's usances or shipper's usances); (iii) all obligations in respect of letters of credit, whether or not drawn, and bankers' acceptances issued for the account of such Person; (iv) all capitalized lease obligations of such Person including, without limitation, any related lease termination payments or charges; (v) any obligations of such Person for the deferred purchase price of goods or services, including any such obligations secured by a contractual Lien, but excluding trade payables or accrued expenses incurred in the ordinary course of business; (vi) all interest rate protection agreements of such Person (valued on a market quotation basis); (vii) any accrued but unpaid interest or prepayment or other penalties upon any of the foregoing; and (vii) all Guarantees of such Person in connection with any of the foregoing.

          "Intellectual Property Rights" shall have the meaning set forth in the
           ----------------------------
Intellectual Property Rights Agreement.

          "Knowledge" shall mean (i) in the case of an individual, to the best
           ---------
of such Person's knowledge, (ii) in the case of Seller and Parent, to the best of Seller's and Parent's knowledge, after due inquiry of each of the individuals set forth on the "Knowledge Schedule" attached hereto and (iii) in the case of
                  ------------------
Buyer and ChipPAC, to the best of Buyer's and ChipPAC's knowledge, after due inquiry of each of Jeff Braden, Don Francis, Connie Frederickson-Bray, Robert Krakauer, Dennis McKenna and Bruce Stromstad.

          "Liens" shall mean any mortgage, pledge, security interest,
           -----
conditional sale or other title retention agreement, encumbrance, lien, easement, option, debt, charge, claim or restriction of any kind or nature.

          "Material Adverse Effect" shall mean any material and adverse effect
           -----------------------
upon the financial condition or operating results of the Company, taken as a whole.

          "Person" shall mean any individual, sole proprietorship, partnership,
           ------
joint venture, trust, unincorporated association, corporation, entity or governmental entity (whether federal, state, county, city or otherwise and including, without limitation, any instrumentality, division, agency or department thereof).

          "Permitted Liens" means (i) Liens for Taxes or other governmental
           ---------------
charges, assessments or levies which are (A) not delinquent or (B) the validity of which is being contested in good faith by appropriate proceedings and as to which adequate reserves have been established on the Company's financial statements in accordance with GAAP, (ii) landlord's, mechanic's, carrier's, workmen's, repairmen's or other similar Liens arising or incurred in the ordinary course of business, (iii) minor imperfections of title, conditions, easements and reservations of rights, including easements and reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, encroachments, covenants and restrictions and (iv) Liens that are set forth on the "Permitted Liens Schedule" attached
                                          ------------------------
hereto; provided that with respect to the items described in clauses (ii), (iii) and (iv) hereof, such items do not materially impair the use or occupancy of any asset or other property encumbered by such Lien.

          "RM" shall mean Malaysian Ringgit.
           --

          "Subsidiary" shall mean, with respect to any Person, any corporation,
           ----------
partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or
(ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof.

          "Tax" shall mean any federal, state, local or foreign income, gross
           ---
receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, real property gains, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing; the foregoing shall include any transferee or secondary liability for a Tax and any liability assumed by agreement or arising as a result of being (or ceasing to be) a member of any Affiliated Group (or being included (or required to be included) in any Tax Return relating thereto).

          "Tax Return" shall mean any return, declaration, report, claim for
           ----------
refund, information return or other document (including any related or supporting schedule, statement or information) filed or required to be filed in connection with the determination, assessment or collection of any Tax of any party or the administration of any laws, regulations or administrative requirements relating to any Tax.

          "USD" shall mean United States Dollars.
           ---


                                   ARTICLE 2

                          PURCHASE AND SALE OF STOCK;
                          ---------------------------
                   TRANSFER OF INTELLECTUAL PROPERTY RIGHTS.
                   ----------------------------------------

          2.1  Purchase and Sale of Stock; Transfer of Intellectual Property.
               -------------------------------------------------------------
Subject to the terms and conditions set forth in this Agreement, on the Closing Date, (i) Buyer will purchase from Seller, and Seller will sell, transfer, assign and convey to Buyer, all of the outstanding shares of

Company Stock, free and clear of all Liens (other than Liens imposed by applicable federal, state or foreign securities laws limiting the transferability thereof) and certain other inventory transferred from Parent,
(ii) Parent and Buyer shall enter into and deliver the Intellectual Property Rights Agreement attached hereto as Exhibit A, pursuant to which Buyer and
                                    ---------
Parent shall grant each other the rights specified therein, subject to the obligations specified therein, all as more particularly defined in such Intellectual Property Rights Agreement and (iii) Buyer will purchase, and Seller will sell, up to $500,000 USD of cash, to the extent of such cash on hand in the Company as of the Closing Date and available to the Company after the Closing (the "Purchased Cash"). Immediately prior to the Closing, Seller shall cause the
      --------------
Company to repay and satisfy in full, or be released from without liability or obligation to the Company, all of its outstanding third party Indebtedness for Borrowed Money, and Seller shall deliver to Buyer payoff or release letters, as the case may be, with respect to all such third party Indebtedness for Borrowed Money, which payoff letters shall indicate that the creditors of such Indebtedness for Borrowed Money shall immediately, upon receipt of the funds indicated therein to be paid pursuant to this Section 2.1, release any and all Liens in favor of such creditors relating to the assets of the Company.

          2.2  Consideration.
               -------------

          (a) Subject to the terms and conditions set forth in this Agreement, the total consideration to be paid by Buyer to Seller for the Company Stock and Parent's execution and delivery of the Intellectual Property Agreement as specified in Section 2.1 above shall consist of: (i) delivery to Seller of $52.5 million USD, subject to adjustment in accordance with Section 2.3 hereof, to be delivered by wire transfer of immediately available funds to such account or accounts designated by Seller to Buyer prior to the Closing, (ii) delivery to Seller of 8,750 shares of the Class C-1 Preferred Stock of ChipPAC, having the rights and preferences set forth in the amendment to ChipPAC's Amended and Restated Articles of Incorporation set forth in Exhibit B attached hereto and
                                                ---------
(iii) delivery to Seller of 8,750 shares of the Class C-2 Preferred Stock of ChipPAC, having the rights and preferences set forth in the amendment to ChipPAC's Amended and Restated Articles of Incorporation set forth in Exhibit B
                                                                      ---------
attached hereto.  The shares of Preferred Stock to be delivered pursuant to
Section 2.2(a)(ii) and Section 2.2(a)(iii) above are referred to herein as the "Buyer Securities."
 ----------------

          (b) In addition, subject to the terms and conditions contained in this Agreement, Buyer shall deliver to Seller at the Initial Working Capital Adjustment Date (as defined in Section 2.3(a) below) an amount of cash equal to the amount of the Purchased Cash (in USD), as the same may subsequently be adjusted to the lesser of (i) the actual balance thereof (as set forth on the Closing Balance Sheet) and (ii) $500,000 USD, and any such adjustment shall be paid at the same time as the other amounts described in Section 2.3(d) hereof are to be paid. The cash payment to be made pursuant to the preceding sentence and the cash payment to be made pursuant to Section 2.2(a)(i) above are together referred to herein as the "Cash Portion."
                           ------------

          2.3  Consideration Adjustment.
               ------------------------

          (a) No later than the tenth business day following the Closing (the "Initial Working Capital Adjustment Date"), Buyer shall deliver to Seller: (i)
 ---------------------------------------
an unaudited estimated balance sheet of the Company as of the close of business on the Closing Date ("Estimated Closing Balance Sheet"), which shall reflect
                      -------------------------------
Buyer's reasonable good faith estimate of the amount of Working Capital on the Company's balance sheet as of the Closing Date ("Estimated Closing Working
                                                 -------------------------
Capital"), (ii) an unaudited statement of estimated capital expenditures made by
-------
the Company for the period beginning July 3, 1999 and ending as of the close of business on the Closing Date ("Estimated Closing Capital Expenditures"), (iii) a
                               --------------------------------------
statement of the calculations and supporting detail of the Estimated Closing Balance Sheet, the Estimated Closing Working Capital and Estimated Closing Capital Expenditures and (iv) a certificate signed by Buyer to the effect that each of the foregoing items described in clauses (i), (ii) and (iii) were determined in accordance with the procedures set forth in this Section 2.3. Seller shall have the right to review any work papers relating to the calculations described in the preceding sentence; provided that such review shall not unreasonably interfere with the operations of Buyer or the Company. The Estimated Closing Balance Sheet and the statements of Estimated Closing Capital Expenditures shall be prepared in accordance with GAAP and in a manner consistent with the Company's accounting policies used in the preparation of the 1999 Balance Sheet (as defined in Section 6.5(a) hereof) and the related statements of operations and cash flows and shall take into account all actions taken or required to be taken by Seller or Parent on or prior to the Closing on the Closing Date, but without regard to actions taken by Buyer after the Closing on the Closing Date. For purposes of this Agreement, "Working Capital" means an
                                                       ---------------
amount equal to the difference (positive or negative) between (i) the Company's current assets (which for purposes of this Agreement shall consist of sundry receivables, inventory and other current assets (but excluding, cash, cash equivalents and short term investments, foreign exchange contracts, finished goods inventories and inventories which have been consigned to the Company)) and
(ii) the Company's current liabilities (which for purposes of this Agreement shall consist of trade accounts payable, book (cash) overdrafts, accrued personnel expenses and other accrued expenses (but excluding any foreign exchange contracts)), all as determined in accordance with GAAP. Schedule 2.3
                                                                 ------------
lists the components of Working Capital, it being agreed that in the event of any inconsistency between such schedule and this Agreement, the terms and conditions of this Agreement shall prevail. In no event will any determination of Working Capital include any asset or any liability for Taxes (which shall be paid or otherwise disposed of pursuant to Section 11.4), any asset or liability related to any Excluded Contract, any asset or liability related to the Chinese Subsidiaries, third party Indebtedness for Borrowed Money (which shall be repaid pursuant to Section 2.1) or intercompany accounts, which shall either be eliminated or canceled pursuant to Section 2.5. For purposes of this Section 2.3, capital expenditures will not include any lease termination payments or charges described in clause (iv) of the definition of Indebtedness for Borrowed Money. In making any computations pursuant to this Section 2.3, all proper accounting entries will be taken into account, all known errors and omissions will be corrected and all known proper adjustments will be made.

          (b) As promptly as practicable, but in no event later than sixty (60) days after the Closing Date, Buyer will deliver to Seller: (i) an audited balance sheet of the Company as of the close of business on the Closing Date ("Closing Balance Sheet"), which Closing Balance Sheet will reflect actual
  ---------------------
Working Capital as of the close of business on the Closing Date ("Closing
                                                                  -------
Working
-------

Capital") and (ii) an audited statement of capital expenditures made by
-------
the Company for the period beginning July 3, 1999 and ending as of the close of business on the Closing Date ("Actual Capital Expenditures"). The Closing
                               ---------------------------
Balance Sheet and the statement of Actual Capital Expenditures are collectively referred to as the "Closing Financial Statements." The Closing Financial
                    ----------------------------
Statements shall be audited by a PriceWaterhouseCoopers engagement team selected by Buyer and shall be prepared in accordance with GAAP and in a manner consistent with the Company's accounting policies used in the preparation of the 1999 Balance Sheet and the related statements of operations and cash flows. Seller shall have the right, at its sole cost and expense, to engage another international firm of independent public accountants to review the PriceWaterhouseCoopers workpapers prepared in connection with the audited Closing Financial Statements, so long as (i) such review does not unreasonably interfere with the operations of Buyer or the Company and (ii) Seller and its independent public accountants enter into a customary indemnification agreement with PriceWaterhouseCoopers with respect to any such workpaper review.

          (c) At the Initial Working Capital Adjustment Date, (i) if Estimated Closing Working Capital is less than an amount equal to (A) the average month-end Working Capital for the period commencing on December 31, 1999 and ending on the Closing Date (assuming, for purposes hereof, that each of December 31, 1999 and the Closing Date is the end of a month) minus (B) $100,000 (the "Low-End
                                            -----                    -------
Target"), then Seller shall pay Buyer the amount of such deficiency and (ii) if
------
Estimated Closing Working Capital is greater than an amount equal to (A) the average month-end Working Capital for the period commencing on December 31, 1999 and ending on the Closing Date (assuming, for purposes hereof, that each of December 31, 1999 and the Closing Date is the end of a month) plus (B) $100,000
                                                              ----
(the "High-End Target"), then Buyer shall pay Seller the amount of such excess.
      ---------------
The dollar amount between the High-End Target and the Low-End Target is referred to herein as the "Relevant Range." In addition, at the Initial Working Capital
                  --------------
Adjustment Date, if Estimated Closing Capital Expenditures are less than the annualized agreed upon targeted spending amount of $15.1 million USD (prorated on a weekly basis for the period beginning July 3, 1999 and ending on the Closing Date), then Seller shall pay Buyer the amount of such shortfall (the "CAPEX Shortfall").
 ---------------

          (d) Promptly following the determination of the Closing Balance Sheet, the Closing Working Capital and the amount of Actual Capital Expenditures, the consideration paid pursuant to Section 2.2 shall be adjusted as follows and payment, by wire transfer of immediately available funds shall be made by Seller or Buyer, as the case may be, not later than five (5) business days following such determination:

          (i) if Closing Working Capital is less than Estimated Closing Working Capital, then Seller shall pay Buyer the amount of such shortfall, excluding the extent of the dollar amount of such shortfall, if any, attributable to the Relevant Range;

          (ii) if Closing Working Capital is greater than Estimated Working Capital, then Buyer shall pay Seller the amount of such excess, excluding the extent of the dollar amount of such excess, if any, attributable to the Relevant Range;

          (iii) if Actual Capital Expenditures are less than Estimated Closing Capital Expenditures, then Seller shall pay Buyer the amount of such shortfall; and

          (iv) if Actual Capital Expenditures are greater than Estimated Closing Capital Expenditures, then Buyer shall pay Seller the lesser of (A) the amount of such excess or (B) the CAPEX Shortfall.

          (e) The Closing Financial Statements (including the amount of Closing Working Capital and the amount of Actual Capital Expenditures) shall become final and binding upon each of the parties hereto unless Seller gives written notice of its disagreement (a "Notice of Disagreement") to Buyer within
                                       ----------------------
30 days following receipt by Seller of the Closing Financial Statements. Any such Notice of Disagreement shall specify in reasonable detail the nature of any such disagreement so asserted. Buyer shall have 30 days following its receipt of the Notice of Disagreement to review the Notice of Disagreement and to give notice of any disagreement therewith (the "Counter-Notice of Disagreement") to
                                           ------------------------------
Seller. If Buyer does not give a Counter-Notice of Disagreement within such 30 day period, the Closing Financial Statements (including the amount of Closing Working Capital and the amount of Actual Capital Expenditures) shall be adjusted as set forth in the Notice of Disagreement, and, as so adjusted, shall be final and binding upon all parties. If Buyer gives timely Counter-Notice of Disagreement, Buyer and Seller shall attempt in good faith to resolve their disagreements. If Buyer and Seller are unable to resolve all of their disagreements with respect to the Closing Financial Statements or the amount of Closing Working Capital or the amount of Actual Capital Expenditures within 20 days following Buyer's delivery to Seller of a Counter-Notice of Disagreement, they shall refer their remaining differences to the U.S. national office of an internationally recognized firm of independent accountants mutually agreeable to Buyer and Seller (the "CPA Firm"), which shall, acting as experts and not as
                       --------
arbitrators, determine, and only with respect to the remaining differences so submitted, whether, and to what extent, if any, the Closing Financial Statements or the amount of Closing Working Capital or Actual Capital Expenditures requires adjustment. The parties shall direct the CPA Firm to use its best efforts to render its determination within 30 days after the submission of any such dispute to the CPA Firm. The CPA Firm's determination of the Closing Financial Statements (including the amount of Closing Working Capital and the amount of Actual Capital Expenditures) shall be conclusive and binding upon each of the parties. The fees and disbursements of the CPA Firm shall be allocated between Buyer and Seller in the same proportion that the aggregate amount of the remaining disputed items so submitted to the CPA Firm that is unsuccessfully disputed by each party as finally determined by the CPA Firm bears to the total amount of such remaining disputed items.

          (f) Seller shall cause the Company to settle and close all foreign exchange contracts to which the Company is a party, effective prior to the Closing. Any gains or losses with respect to such foreign exchange contracts that remain unsettled as of the Closing shall be for the account of the Seller and shall be treated as an adjustment to the Cash Portion pursuant to Section
2.2 when ultimately closed out, and in the event of any dispute, shall be subject to resolution pursuant to the dispute resolution procedures set forth in
Section 2.3(e) above.

          (g) The parties shall cause the Company to take and complete a 100% physical inventory as soon as commercially practicable and as close in time to the Closing Date as commercially practicable. Each of the parties hereto and their respective representatives shall be entitled to observe such physical inventory, and the parties shall jointly plan and execute such physical inventory in a manner which minimizes interference with the Company's operations.

          (h) Immediately prior to the Closing, Seller shall cause the Company to transfer title of all of the Company's finished goods inventory and all die and wafer inventories to Parent. On the 30/th/ day following the Closing, Parent shall receive a credit (by means of a reduction to be applied against any then owing or subsequently issued invoices issued by Buyer to Parent) for the aggregate cost of direct labor and factory overhead included within the work-in-process inventories packaged by the Company's Kuala Lumpur facility on hand as of the Closing Date (based upon such amount as reflected in the Estimated Closing Balance Sheet, which will be finally adjusted upon final determination of the Closing Balance Sheet pursuant to this Section 2.3); provided that the full price for the value added by the Company of the related finished goods inventory shall be invoiced by Buyer to Parent upon delivery of the related finished packages to the product distribution center.

          (i)  Schedule 2.3(i) attached hereto contains a list of all equipment,
               ---------------
including burn-in ovens (described by type of equipment and including the net book value of such equipment in connection with the transfer of ownership of such equipment) which is owned by the Company as of the date hereof and which Parent shall take title to on or prior to the Closing (the "Transferred
                                                            -----------
Equipment").  On or prior to the Closing, Seller shall cause the Company to
---------
transfer the ownership of the Transferred Equipment to Parent.

          (j)  Schedule 2.3(j) attached hereto contains a list of all equipment
               ---------------
(described by type of equipment) which is owned by the Company which is consigned to, or in the possession of, a third party as of the date hereof and which shall be returned to the Company following the Closing upon the earlier of
(i) completion of the relevant program with such third party or (ii) when any services related to such equipment are transferred to Buyer (the "Consigned
                                                                  ---------
Equipment").
---------

           2.4 Closing.
               -------

          (a) Subject to terms and conditions of this Agreement, the closing of the transactions contemplated by Section 2.1 hereof (the "Closing") will occur
                                                          -------
at the offices of Buyer's financing sources in New York, New York, or such other place upon which the parties may agree, at 11:59 p.m. Eastern Time on the later of (i) June 30, 2000 and (ii) the first Friday following the date as of which the conditions to each party's obligations (as set forth in Article 4 hereof) have been satisfied or at such other time and on such other date as the parties hereto mutually agree (the "Closing Date").
                            ------------

          (b) Subject to the terms and conditions contained in this Agreement, the parties agree to consummate the following deliveries on the Closing Date:

          (i) Seller will deliver to Buyer certificates representing the Company Stock owned by Seller, duly endorsed for transfer and accompanied by duly executed stock powers;

          (ii) Buyer will deliver $52.5 million in cash to Seller and Parent, collectively, for the delivery of the Company Stock and the execution and delivery of the Intellectual Property Rights Agreement, to an account designated by Parent prior to the Closing;

          (iii) Buyer will deliver to Seller the Buyer Securities duly executed by ChipPAC; and

          (iv) Each of the parties shall deliver to the others the opinions, certificates and other documents and instruments to be delivered under
     Article 4 hereof.

          2.5   Cancellation of Intercompany Accounts; Withholding Taxes.
                --------------------------------------------------------
Immediately prior to the Closing, all remaining payables, indebtedness, obligations and other liabilities ("Liabilities") (other than any Liabilities
                                    -----------
created by this Agreement or any of the Ancillary Agreements) owed by Parent, Seller or any of their respective Affiliates (other than the Company) to the Company, whether or not reflected in the Company's financial statements, shall be canceled without payment, in full and complete satisfaction of such Liabilities, and all remaining Liabilities (other than any Liabilities created by this Agreement or any of the Ancillary Agreements) owed by the Company to Parent, Seller or any of their respective Affiliates shall be canceled without payment, in full and complete satisfaction of such Liabilities, and each of Parent and Seller shall indemnify and hold harmless each Buyer Indemnitee (as defined in Section 11.2(a) hereof) from and against any and all Taxes incurred as a result of the transactions contemplated by this Section 2.5. Nothing in this Section 2.5 or elsewhere in this Agreement shall prevent Seller or Parent from satisfying any such Liabilities in cash between the date hereof and the Closing Date. Seller shall bear the cost of any withholding Taxes with respect to the transactions contemplated by Article 2 of this Agreement.

                                   ARTICLE 3

               CONTINGENT INCENTIVE PAYMENTS; EXCLUDED CONTRACTS
               -------------------------------------------------

          3.1  Contingent Incentive Payments for Currently Subcontracted
               ---------------------------------------------------------
Packages and PDIP/SOIC Packages Currently Packaged for Parent by the Company.
----------------------------------------------------------------------------
Subject to the other terms and conditions of this Section 3.1, during the period from the Closing Date to June 30, 2003, Parent shall be entitled to receive additional contingent incentive payments (the "Contingent Incentive Payments")
                                               -----------------------------
from Buyer based upon the achievement of the milestones set forth on Schedule
                                                                     --------
3.1 attached hereto with respect to the transfer of packaging business currently
---
subcontracted by Parent to certain third parties and the transfer of PDIP/SOIC packages currently packaged for Parent by the Company to one of Buyer's other qualified facilities. The achievement of the milestones on Schedule 3.1 are
                                                            ------------
based on (i) all lead counts for the packages shown on Schedule 3.1 that Buyer
                                                       ------------
offers to assemble, (ii) the assumption that Buyer is fully approved by Parent and Parent's customers to provide packaging services at the qualified Buyer facility on or prior to the date specified on Schedule 3.1, (iii) the date of
                                              ------------
qualification being subject to a thirty (30) day grace period in the event of unforeseen delays, (iv) the assumption that at least 95% of the packaging services (based upon unit volumes) for each package type described on Schedule
                                                                      --------
3.1 are transferred to Buyer based on
---

Parent's best efforts within sixty (60) days after the date specified on
Schedule 3.1 with respect to each such package type (other than immaterial
------------
packages which Buyer and Parent may subsequently mutually agree should not be transferred), it being agreed that all parties will use best efforts to transfer those packages sold through distribution sooner than the above milestones and
(v) the assumption that, with respect to all remaining packaging services for each package type described on Schedule 3.1 that are not transferred to Buyer
                               ------------
within the timeframe specified in clause (iv) above, Parent will continue to use its best efforts to transfer all such remaining packaging services to Buyer as soon as possible. Each of the parties hereto shall use best efforts to improve the qualification process and schedule. If such milestones are achieved in the case may be) specified on Schedule 3.1 under the heading "Contingent
                              ------------
accordance with the requirements set forth in this Section 3.1 and Schedule 3.1,
                                                                   ------------
the amounts specified on Schedule 3.1 shall be paid to Parent by Buyer within
                         ------------
five (5) business days after completion of each quarterly period (ending on March 31, June 30, September 30 or December 31, as Incentive Payments."

          3.2  Excluded Contracts.
               ------------------

          (a) The contracts listed under "Item B - Subcontracting Contracts", Contract No. 1 listed under "Item C - Services Contracts" and Contract No. 2 listed under "Item C - Services Contracts" listed on the Contracts Schedule are
                                                         ------------------
collectively referred to herein as the "Excluded Contracts."
                                        ------------------

          (b) Effective as of the Closing Date, each Excluded Contract that is capable of being assigned from the Company to Parent without the waiver or consent of the other party to any such contract, shall be assigned to Parent effective as of the Closing Date, automatically, by reason of the consummation of the transactions contemplated hereby.

          (c) To the extent that any Excluded Contract is not capable of being assigned from the Company to Parent without the waiver or consent of the other party to any such contract (a "Retained Contract"), this Agreement shall not
                               -----------------
constitute an assignment thereof. In any such case where a waiver or consent to assign any such Excluded Contract from the Company to Parent has not been obtained at or prior to the Closing Date, to the extent permitted by law, Buyer shall cause the Company to continue to receive the benefits under any such Excluded Contract for the account of Parent, and Parent shall assume, perform, pay and discharge all liabilities and obligations under any such Excluded Contract.

          (d) With respect to each Retained Contract, as soon as reasonably practicable following the Closing (but in no event later than July 15, 2000), Parent shall prepare and deliver notice to each third party to any such Retained Contract notifying each such third party that (i) the transactions contemplated by this Agreement have been consummated and (ii) Parent desires to amend, restate or otherwise modify each such Excluded Contract to substitute Parent in place of the Company and to release the Company from any further liability or obligation pursuant to each such Retained Contract. Parent shall use commercially reasonable efforts to effect such amendment, restatement or modification and obtain the related release as soon as practicable following the Closing Date.

          (e) In consideration of the covenants undertaken by Buyer pursuant to this Section 3.2, each of Parent and Seller, jointly and severally, agree to pay, and to indemnify, defend and hold harmless each Buyer Indemnitee (as defined in Section 11.2(a)) from all Losses (as defined in Section 11.2(a)) arising out of, relating to or in any way resulting from any Excluded Contract. The indemnification obligations of Parent and Seller under this Section 3.2 shall be in addition to those obligations set forth in Section 11.2 of this Agreement.

                                   ARTICLE 4

                             CONDITIONS TO CLOSING
                             ---------------------

          4.1  Conditions to Obligations of Seller and Parent.  Except as
               ----------------------------------------------
otherwise expressly provided herein, the obligation of each of Seller and Parent to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions on or before the Closing Date:

          (a) the representations and warranties set forth in Article 8 hereof will be true and correct in all material respects at and as of the Closing as though then made and as though the Closing Date were substituted for the date of this Agreement or, in the case of any representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date (in either case, without taking into account any disclosures made by Buyer or ChipPAC pursuant to Section 8.7 hereof);

          (b) each of Buyer and ChipPAC will have performed in all material respects all the covenants and agreements required to be performed by them under this Agreement prior to the Closing;

          (c) all material consents and approvals (which consents and approvals apply to the transfer of the Company Stock from Seller to Buyer) by governmental agencies that are required for the consummation of the transactions contemplated hereby or the Ancillary Agreements will have been obtained, including, without limitation, any required approval of (i) the Malaysian Ministry of International Trade and Industry ("MITI"), (ii) Bank Negara Malaysia and (iii) the Malaysian
                     ----
Foreign Investment Committee ("FIC");
                               ---

          (d) all necessary filings with regulatory authorities (including Hart-Scott-Rodino filings and approvals, if necessary) will have been made and all waiting periods will have expired or will have been terminated;

          (e) Buyer shall have delivered to Seller for its execution and delivery a copy of that certain Shareholders Agreement, executed and delivered by ChipPAC and each of the shareholders listed therein other than Seller, in form and substance as set forth in Exhibit D attached hereto (the "Shareholders
                                   ---------                       ------------
Agreement"), and, assuming Seller's due execution and delivery thereof, the
---------
Shareholders Agreement shall be in full force and effect;

          (f) Buyer shall have delivered to Seller for its execution and delivery a copy of Amendment No. 1 to that certain Amended and Restated Registration Agreement, executed and delivered by ChipPAC and each of the shareholders listed therein other than Seller, in form and substance as set forth in Exhibit E attached hereto (the "Registration Agreement"), and, assuming
         ---------                       ----------------------
Seller's due execution and delivery thereof, the Registration Agreement shall be in full force and effect;

          (g) Buyer shall have delivered to Parent for its execution and delivery copies of (A) the Intellectual Property Rights Agreement, (B) the Supply Agreement and (C) the Services Agreement, and, assuming due execution and delivery thereof by Parent, each such agreement shall be in full force and effect;

          (h) on or prior to the Closing Date, Buyer will have delivered to Seller and Parent each of the following:

          (i) a certificate from Buyer in the form and substance reasonably satisfactory to Seller, dated the Closing Date, stating that, except as expressly stated therein, the preconditions specified in Section 4.1(a) and
     Section 4.1(b) above have been satisfied (taking into account any disclosures made by Buyer or ChipPAC pursuant to Section 8.7 hereof);

          (ii) certified copies of the resolutions duly adopted by the board of directors of each of Buyer and ChipPAC authorizing the execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of all the transactions contemplated by this Agreement and the issuance to Seller of the Buyer Securities;

          (iii) copies of all governmental consents, approvals and filings required to be obtained pursuant to Section 4.1(c) hereof;

          (iv) such other documents or instruments as Seller or Parent reasonably request to effect the transactions contemplated hereby;

          (i) no action or proceeding before any court or government body will be in effect which restrains or prohibits the consummation of the transactions contemplated by this Agreement;

          (j) Seller and Parent will have received the opinion of counsel for Buyer (including U.S. counsel and British Virgin Islands counsel) in form and substance customary for transactions of this nature;

          (k) Parent will have received from Houlihan, Lokey or another reputable investment bank selected by Parent, an opinion that the transactions contemplated hereby are fair, from a financial point of view, to Parent and Seller; and

          (l) all proceedings to be taken by Buyer in connection with the consummation of the Closing and the other transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby reasonably requested by Seller or Parent will be reasonably satisfactory in form and substance to Seller, Parent and their counsel.

Any condition specified in this Section 4.1 may be waived by Seller and Parent; provided that no such waiver will be effective against Seller or Parent unless it is set forth in a writing executed by each of Seller and Parent.

          4.2  Conditions to Obligations of Buyer and ChipPAC.  Except as
               ----------------------------------------------
otherwise expressly provided in this Agreement, the obligation of each of Buyer and ChipPAC to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions on or before the Closing Date:

          (a) the representations and warranties set forth in Articles 6 and 7 and Section 9.1 hereof will be true and correct in all respects at and as of the Closing as though then made and as though the Closing Date were substituted for the date of this Agreement or, in the case of any representations and warranties that expressly relate to a date earlier than the Closing Date, on and as of such earlier date (in either case, without taking into account any disclosures made by Seller or Parent to Buyer pursuant to Section 5.1(f), Section 6.23 or Section
7.6 hereof), except where the failure of such representations and warranties to be true and correct could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, it being agreed that for purposes of determining such "Material Adverse Effect" for purposes of this Section 4.2(a), all references to "materiality", "Material Adverse Effect" and words of similar import contained in the representations and warranties of each of Parent and Seller shall be disregarded;

          (b) each of Seller and Parent will have performed in all material respects all of the covenants and agreements required to be performed by them under this Agreement prior to the Closing, including, without limitation, each of the items set forth in Sections 5.6 through 5.8, inclusive;

          (c) all material consents and approvals (which consents and approvals apply to the transfer of the Company Stock from Seller to Buyer) by governmental agencies that are required for the consummation of the transactions contemplated hereby or the Ancillary Agreements will have been obtained, including, without limitation, any required approval of (i) MITI, (ii) Bank Negara Malaysia and
(iii) FIC;

          (d) (i) all consents and approvals by third parties that are required to effect the transactions contemplated by this Agreement or any Ancillary Agreement under any Material Contract which is set forth on the "Third Party
                                                                 -----------
Consent Schedule" attached hereto will have been obtained and (ii) releases of
----------------
any and all Liens (other than Permitted Liens) held by third parties for which the underlying indebtedness is required to be repaid by the Company on or prior to the

Closing Date will have been obtained, in each case on terms and conditions reasonably satisfactory to Buyer;

          (e) all necessary filings with regulatory authorities (including Hart-Scott-Rodino filings and approvals, if necessary) will have been made and all waiting periods will have expired or will have been terminated;

          (f) Seller shall have delivered all of the Company Stock, accompanied by a duly executed stock power (or other appropriate instruments of transfer), endorsed in blank, on the Closing Date;

          (g) no action or proceeding before any court or government body will be in effect which restrains or prohibits consummation of the transactions contemplated by this Agreement;

          (h) Seller shall have delivered to Buyer a copy of the Shareholders Agreement, executed and delivered by Seller, and the Shareholders Agreement shall be in full force and effect;

          (i) Seller shall have delivered to Buyer a copy of the Registration Agreement, executed and delivered by Seller, and the Registration Agreement shall be in full force and effect;

          (j) Parent shall have delivered to Buyer for its execution and delivery copies of (A) the Intellectual Property Rights Agreement, (B) the Supply Agreement and (C) the Services Agreement, and, assuming due execution and delivery thereof by Buyer, each such agreement shall be in full force and effect;

          (k)  no more than two (2) of the persons listed on the Key Employees
                                                                 -------------
Schedule attached hereto shall fail to remain in the Company's employ as of the
--------
Closing Date;

          (l) the Company will have received the resignations of all directors of the Company (other than CB Teh and CV Kwong, each of whom shall remain a director of the Company as of the Closing Date) on or prior to the Closing;

          (m) on or prior to the Closing Date, Parent and Seller, as the case may be, will have delivered to Buyer each of the following:

          (i) a certificate from an officer of each of Parent and Seller in form and substance reasonably satisfactory to Buyer, dated the Closing Date, stating that, except as expressly stated therein, the preconditions specified in Section 4.2(a) and Section 4.2(b) above have been satisfied (taking into account any disclosures made by Seller or Parent to Buyer pursuant to Section 5.1(f), Section 6.23 or Section 7.6 hereof);

          (ii) (A) certified copies of the resolutions duly adopted by the board of directors of Parent and the board of directors and shareholders of Seller authorizing the execution, delivery and performance of this Agreement and the Ancillary Agreements, and the consummation of all transactions contemplated by this Agreement and the Ancillary Agreements,
     (B) a certified copy of the resolution of the board of directors of the Company appointing such persons to the board of directors of the Company as directed by Buyer, with effect from the Closing Date, (C) a certified copy of the resolution of the board of directors of the Company authorizing the transfer of the Company Stock from Seller to Buyer and the issue of fresh certificates for the Company Stock registered in the name of Buyer or its nominee and (D) all of the statutory and other books and records, articles of association and other governing documents and common seals of the Company;

          (iii) copies of all governmental and third party consents, approvals, releases and filings required to be obtained pursuant to Section 4.2(c) and
     Section 4.2(d);

          (iv) such instruments of transfer, in form and substance reasonably satisfactory to counsel for Buyer, as are required in order to transfer to Buyer good and marketable title to the Company Stock, free and clear of all Liens;

          (v) a PDS-6 stamp duty adjudication form, Part II, which has been completed by the company secretary of the Company, in respect of the transfer of the Company Stock together with the latest audited accounts of the Company;

          (vi) such other documents or instruments as Buyer reasonably requests to effect the transactions contemplated hereby;

          (n) Buyer's Affiliate, ChipPAC International Limited, shall have received the consent of both its senior secured lending syndicate and the holders of its 12.75% Senior Subordinated Notes due 2009 to the transactions contemplated by this Agreement and the financing thereof, and ChipPAC International Limited will have obtained financing proceeds pursuant to its senior secured credit facility in an amount sufficient to permit Buyer to consummate the transactions contemplated by this Agreement, and each of Buyer and the Company shall have received all necessary governmental approvals and consents for their financing to be arranged in connection with the transactions contemplated hereby;

          (o) Buyer will have received the opinion of counsel for Parent and Seller (including U.S. counsel, British Virgin Islands counsel and Malaysian counsel) in form and substance customary for transactions of this nature, which shall be addressed to Buyer and Buyer's financing sources (or shall permit such financing sources to rely thereon);

          (p) ChipPAC will have received from Houlihan, Smith & Company or another reputable investment bank selected by ChipPAC, an opinion that the transactions contemplated hereby are fair, from a financial point of view, to ChipPAC and its shareholders; and

          (q) all proceedings to be taken by each of Parent and Seller in connection with the consummation of the Closing and the other transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby reasonably requested by Buyer will be reasonably satisfactory in form and substance to Buyer and its counsel.

Any conditions specified in this Section 4.2 may be waived by Buyer and ChipPAC; provided that no such waiver will be effective unless it is set forth in a writing executed by Buyer and ChipPAC.

                                   ARTICLE 5

                          COVENANTS PRIOR TO CLOSING
                          --------------------------

          5.1  Affirmative Covenants of Parent and Seller.  Between the date
               ------------------------------------------
hereof and the Closing Date, except as otherwise expressly provided herein, each of Parent and Seller shall, and in the case of the Company, each of Parent and Seller shall cause the Company to:

          (a) conduct its business and operations only in the usual and ordinary course of business in accordance with past custom and practice;

          (b) permit Buyer and its employees, agents, financing sources, environmental consultants and accounting and legal representatives to have reasonable access, at reasonable times and upon reasonable notice (and accompanied by representatives of the Company or Seller, at Seller's request) to its books, records, invoices, contracts, leases, key personnel, independent accountants, legal counsel, property, facilities, equipment and other things reasonably related to the business or the operations of the Company during mutually agreeable business hours; provided that from the date hereof through the Closing Date, Buyer and its employees, agents, financing sources, environmental consultants or other representatives shall not be permitted to conduct any environmental sampling or testing without the consent of Parent;

          (c) use their reasonable best efforts to keep in full force and effect its corporate existence and all material Government Licenses necessary for the conduct of its business;

          (d) use commercially reasonable efforts to keep the Company's business organization and material properties intact, including its present business operations and physical facilities and the Company's present relationships with material lessors, licensors, suppliers and customers and others having material business relations with the Company, on the whole;

          (e) provide prompt notice to Buyer of any key employee or key group of employees which have given notice to the Company of his, her or their intention to terminate employment with the Company;

          (f) promptly inform Buyer in writing of any variances from the representations and warranties contained in Article 6 or 7 or Section 9.1 hereof or any breach of any covenant hereunder by Seller or Parent of which Seller or Parent becomes aware; and

          (g) cooperate with Buyer and use its commercially reasonable efforts to cause the conditions to Buyer's and ChipPAC's obligations to close the transactions hereunder to be satisfied (including, without limitation, the execution and delivery of all agreements contemplated hereunder to be so executed and delivered).

          5.2   Negative Covenants of Parent and Seller.
                ---------------------------------------

          (a) Between the date hereof and the Closing Date, except as otherwise provided herein, neither Parent nor Seller shall, nor shall they permit the Company to:

          (i)   except as disclosed on the attached "Developments Schedule" or
                                                     ---------------------
     permitted under Section 5.2(a)(iii) below, take any action that would require disclosure under Section 6.7 hereof;

          (ii) take any action that, or omit to take any action the omission of which, could reasonably be expected to have a Material Adverse Effect;

          (iii) without the prior written approval of the Buyer, (A) enter into any contract providing for the payment by the Company of an amount in excess of $50,000 USD per year which is not terminable by the Company without penalty on 30 days or less notice, (B) make any loans other than advances to employees for travel expenses in the usual and ordinary course of business, (C) increase any officer's or employee's compensation, incentive arrangements or other benefits, except for increases made in the usual and ordinary course of business consistent with past custom and practice or increases required by law or pre-existing contract, (D) except as disclosed on the attached "Transferred Employees Schedule," reassign or
                                   ------------------------------
     transfer (including, without limitation, by termination and rehiring) any employee of the Company to Parent or any of its Affiliates (other than the Company), (E) establish or, except in accordance with past practice or as may be required by law or contract, contribute to any pension, retirement, profit sharing or stock bonus plan or multiemployer plan covering employees of the Company, (F) redeem, purchase or otherwise acquire directly or indirectly any of the Company's issued and outstanding capital stock, or any outstanding rights or securities exercisable or exchangeable for or convertible into capital stock of the Company or otherwise make any distribution, (G) amend its articles of association or other governing documents or issue or agree to issue any capital stock or any rights to acquire, or securities convertible into or exchangeable for, any of its capital stock, (H) directly or indirectly engage in any transaction, arrangement or contract with any officer, director, stockholder or other insider or Affiliate of the Company which is not at arm's length, (I) make, change or otherwise modify any Tax election affecting the Company, (J) execute any Guarantee, issue any debt or borrow any money, except in the ordinary course of business or (K) sell or transfer any assets (except (i) inventory sold or transferred in the usual and ordinary course of business,
     (ii) finished goods inventory and die and wafer inventories transferred to Parent as required pursuant to Section 2.3(h), (iii) damaged or obsolete equipment scrapped to a third party and not involving the receipt of any consideration therefor by the Company or any of its Affiliates and (iv) the transfer of the Transferred Equipment); or

          (iv) enter into any transaction, arrangement or contract to do any of the foregoing.

          (b) During the period from the date hereof until the Closing or until this Agreement is terminated in accordance with its terms, Parent shall not, and shall not authorize or permit any of its Affiliates or their respective officers, directors or representatives to, take, directly or indirectly, any action with respect to the Company to initiate, assist, solicit, negotiate, encourage, accept or otherwise pursue any offer or inquiry from any Person (i) to engage in any Business Combination (as defined below) other than the transactions contemplated by this Agreement and the other agreements contemplated hereby or (ii) to reach any agreement or understanding (whether or not such agreement or understanding is absolute, revocable, contingent or conditional) for, or otherwise attempt to consummate, any Business Combination other than the transactions contemplated by this Agreement and the other agreements contemplated hereby. For purposes hereof, "Business Combination" means any (i) merger, consolidation, sale of
         --------------------
assets, business combination or similar transaction to which Parent or any of its Affiliates is a party relating to any or all of the Company, its assets or any interest therein or (ii) any sale or other disposition of the capital stock of the Company or any sale, dividend or other disposition of all or any material portion of the assets and properties of the Company.

          5.3  Nonsolicitation of ChipPAC Employees.  If this Agreement is
               ------------------------------------
terminated in accordance with Section 10.1, none of Parent, Seller or the Company will, nor will any of their respective Affiliates, solicit, entice or offer employment to any employees of ChipPAC or any of its Affiliates for a period of one year from the date of this Agreement; provided that the foregoing shall not prohibit Parent, Seller, the Company or any of their Affiliates from employing any individuals who have received notice of termination from, or ceased to be employed by, ChipPAC or any of its Affiliates prior to the first time such individuals discussed, with any representative of Parent, Seller, the Company or any of their Affiliates, as the case may be, employment by Parent, Seller, the Company or any of their Affiliates, as the case may be.

          5.4  Pre-Closing Covenants of Buyer and ChipPAC. Between the date
               ------------------------------------------
hereof and the Closing Date, except as otherwise expressly provided herein, Buyer or ChipPAC, as applicable, will:

          (a) promptly inform each of Parent and Seller in writing of any variances from the representations and warranties contained in Article 8 hereof or any breach of any covenant hereunder by Buyer or ChipPAC of which Buyer or ChipPAC becomes aware; and

          (b) cooperate with each of Seller and Parent and use its commercially reasonable efforts to cause the conditions to Seller's and Parent's obligations to close the transactions hereunder to be satisfied (including, without limitation, the execution and delivery of all agreements contemplated hereunder to be so executed and delivered).

          5.5  Nonsolicitation of Intersil Employees.  If this Agreement is
               -------------------------------------
terminated in accordance with Section 10.1, none of Buyer or ChipPAC will, nor will any of their respective Affiliates, solicit, entice or offer employment to any employees of the Company for a period of one year from the date of this Agreement; provided that the foregoing shall not prohibit Buyer, ChipPAC or any of their Affiliates from employing any individuals who have received notice of termination from, or ceased to be employed by, the Company prior to the first time such individuals discussed, with any representative of Buyer, ChipPAC or any of their Affiliates, as the case may be, employment by Buyer, ChipPAC or any of their Affiliates, as the case may be.

          5.6  Financial Information.  As soon as practicable prior to the
               ---------------------
Closing, Parent shall furnish or shall cause Parent's independent accountants to furnish to Buyer, such audited financial statements (and any related required unaudited data) for the Company (reflecting, on a pro forma basis, the actual business operations being transferred from Seller to Buyer) which would be required to be filed in a Form S-1 with the Securities and Exchange Commission prepared by ChipPAC, all prepared in accordance with GAAP and in a form meeting the requirements of Regulation S-X of the Securities Act of 1933, as amended (and the consent of Parent's independent accountants to the use of their reports thereon in any filing contemplated by ChipPAC). The parties agree that time is of the essence in the performance of the provisions of this Section 5.6. Buyer shall pay the actual reasonable out-of-pocket fees and expenses incurred by Parent's independent accountants in satisfying the requirements set forth in this Section 5.6.

          5.7  Title Certificates.  On or prior to the Closing, Parent and
               ------------------
Seller shall deliver to Buyer, original issue documents of title to the properties (collectively, the "Real Property") held under (i) HS (M) 2601 Lot
                               -------------
7666, Mukim of Hulu Kelang, District of Gombak, Locality AU2, Ampang/Hulu Klang, State of Selangor; (ii) HS (M) 2603 Lot 7668, Mukim of Hulu Kelang, District of Gombak, Locality AU2, Ampang/Hulu Kelang, State of Selangor; and (iii) PN 7128 Lot 7716, Mukim of Hulu Kelang, District of Gombak, State of Selangor, and collectively commonly known as No. 73, Jalan Enggang, Ulu Kelang Free Trade Zone, 54200 Kuala Lumpur, Malaysia, evidencing good, valid and undefeasible leasehold title to the Real Property in the Company's name effective as of the Closing Date, subject to no Liens other than Permitted Liens. Delivery of such documents of title shall be made to Buyer's Malaysian counsel in Malaysia.

          5.8  Survey.  Each of Seller and Parent shall, and shall cause the
               ------
Company to, cooperate with Buyer to assist Buyer in obtaining, at Buyer's cost, prior to Closing, an as-built survey of the Real Property in accordance with local Malaysian standards.


                                   ARTICLE 6

          REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE COMPANY
          ----------------------------------------------------------

          As an inducement to Buyer to enter into this Agreement, each of Parent and Seller jointly and severally represent and warrant to Buyer that:

          6.1  Organization and Power; Subsidiaries and Investments. The Company
               ----------------------------------------------------
is a Sendirian Berhad duly organized, validly existing and in good standing under the laws of Malaysia. The Company has all requisite corporate power and corporate authority and possesses all licenses, permits and authorizations necessary to own and operate its assets and to carry on its business as now conducted. Each of Parent and Seller has all requisite corporate power and corporate authority to execute and deliver this Agreement and the Ancillary Agreements and to perform its obligations hereunder and thereunder. Except as set forth on the "Corporate Organization Schedule" attached hereto, the Company
                  -------------------------------
does not own or control and has not, within the last three (3) years, owned or controlled, whether directly or indirectly, any stock, partnership interest, joint venture interest, equity participation or other security or interest in any other Person. The articles of association and each other governing document of the Company that have previously been furnished to Buyer reflect all amendments thereto and are correct and complete. The minutes books containing the records of meetings of the shareholders and board of directors, the share certificate books and the share record books of the Company are correct and complete. The Company is not in default under or in violation of any provision of its articles of association or other governing documents.

          6.2  Authorization. The execution, delivery and performance by each of
               -------------
Seller and Parent of this Agreement, the Ancillary Agreements and each of the transactions contemplated hereby or thereby have been duly and validly authorized by each of Seller and Parent and no other corporate act or proceeding on the part of Seller, Parent or their respective board of directors or shareholders is necessary to authorize the execution, delivery or performance by Seller or Parent of this Agreement or any of the Ancillary Agreements or the consummation of any of the transactions contemplated hereby or thereby, including, without limitation, any shareholder approval of any of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Seller and Parent, and this Agreement constitutes, and each of the Ancillary Agreements to which Parent or Seller is a party, upon execution and delivery by Parent or Seller, will each constitute, a valid and binding obligation of Parent or Seller, as the case may be, enforceable against Parent or Seller, as the case may be, in accordance with its terms.

          6.3  Capitalization.  The recitals to this Agreement accurately set
               --------------
forth the authorized and outstanding capital stock of the Company and the name and number of shares of capital stock held by each stockholder of the Company. All of the issued and outstanding shares of capital stock of the Company have been duly authorized, are validly issued, fully paid and nonassessable, are not subject to, nor were they issued in violation of, any preemptive rights, and are owned of record and beneficially by Seller, free and clear of any Liens or other restrictions on transfer (except for the current pledge of the capital stock of the Company to Parent's senior secured lenders (the "Bank Pledge"), which pledge
                                                     -----------
shall be released prior to Closing, at Parent's sole cost and expense). Except for this Agreement, there are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights or other agreements or commitments to which Seller or Parent is a party or which are binding upon Seller or Parent providing for the issuance, disposition or acquisition of any of the Company's capital stock or any rights or interests exercisable therefor. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company.
There are no voting trusts, proxies or any other agreements or understandings with respect to the voting of the capital stock of the Company. The Company is not party to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock.

          6.4  No Breach.  Except as set forth on the attached "Restrictions
               ---------                                        ------------
Schedule," the execution, delivery and performance by each of Seller and Parent
--------
of this Agreement and each of the Ancillary Agreements and the consummation of each of the transactions contemplated hereby or thereby do not and will not (a) violate, conflict with, result in any breach of, constitute a default under, result in the termination or acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under the Company's, Seller's or Parent's certificate of incorporation or bylaws, articles of association or similar governing documents or any Material Contract, (b) result in the creation or imposition of any Lien upon any of the Company's assets, (c) require any authorization, consent, approval, exemption or other action by or notice to any court, other governmental body or other Person under, the provisions of any material law, statute, rule, regulation, judgment, order or decree or any Material Contract or (d) violate or require any consent or notice under any law, statute, regulation, rule, judgment, decree, order, injunction or other restriction of any government, governmental agency or court to which Parent, Seller or the Company is subject or any of the Company's assets are subject. Except for (i) a filing with the Federal Trade Commission and/or the Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) the approval and consent of MITI, (iii) the approval and consent of Bank Negara Malaysia, (iv) the approval and consent of FIC and (v) any matter set forth on the attached "Restrictions Schedule," no permit, consent, approval
                           ---------------------
or authorization of, declaration to or filing with, or notice to, any governmental authority or any third party is required in connection with the execution, delivery or performance by Parent or Seller of this Agreement or the Ancillary Agreements or the consummation by Parent or Seller of the transactions contemplated hereby or thereby.

          6.5  Financial Statements. The attached "Financial Statements
               --------------------                --------------------
Schedule" contains the following financial statements (the "Financial
                                                            ---------
Statements"):
----------

          (a) the audited balance sheet of the Company as of July 2, 1999 (the "1999 Balance Sheet") and July 3, 1998 and the related statements of income,
 ------------------
changes in owner's equity and cash flow for the years ended July 2, 1999, July 3, 1998 and June 27, 1997; and

          (b) the unaudited balance sheet of the Company as of March 31, 2000 (the "Latest Balance Sheet") and December 31, 1999 and the related statements of
      --------------------
income for the nine-month period and six-month period then ended, respectively. Each of the foregoing Financial Statements (including in all cases the notes thereto, if any) is consistent with the books and records of the Company (which, in turn, are accurate and complete) and presents fairly the financial condition and results of operations of the Company in accordance with GAAP throughout the periods covered thereby, subject in the case of unaudited financial statements to changes resulting from normal year-end adjustments (which will not be material individually or in the aggregate) and to the absence of footnote disclosure.

          6.6  Absence of Undisclosed Liabilities. The Company has no obligation
               ----------------------------------
or liability (in any case, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated or due or to become due) arising out of or related to facts, events, transactions, occurrences or actions or inactions arising on or prior to the Closing Date, other than: (i) liabilities and obligations set forth on face of the 1999 Balance Sheet, (ii) liabilities and obligations incurred in the ordinary course of business (none of which is a liability resulting from, arising out of, relating to, in the nature of, or caused by any breach of contract, breach of warranty, tort, infringement, violation of law, environmental matter, claim or lawsuit) and (iii) other liabilities and obligations expressly disclosed as such in one of the Disclosure Schedules attached hereto.

           6.7  Absence of Certain Developments.
                -------------------------------

           (a) Except (i) as required for Seller or Parent to comply with their obligations under this Agreement, (ii) as permitted by this Agreement or (iii) as set forth in the attached "Developments Schedule," since December 31, 1999,
                              ---------------------
the Company has conducted its business only in the ordinary course of business consistent with past custom and practice (including, without limitation, with respect to the offering of special sales, price or incentive programs), has incurred no liabilities other than in the ordinary course of business consistent with past custom and practice, and the Company has not:

                (i)   suffered a Material Adverse Effect;

                (ii) discharged or satisfied any material Lien or encumbrance or paid any material obligation or liability or cancelled, compromised, waived or released any material right or claim other than (i) liabilities paid in the ordinary course of business and
             (ii) the release of the Bank Pledge;

                (iii) transferred any material portion of its production to another facility operated by Parent, any of its Affiliates or any third party (except for transfers to third-party subcontractors in the ordinary course of business);

                (iv) sold, assigned or transferred any of its assets, except for sales of inventory in the ordinary course of business, or mortgaged, pledged or subjected them to any material Lien, except for the Bank Pledge and except for Liens for current property Taxes not yet due and payable, or cancelled out of the ordinary course of business any material debts or claims owing to or held by it;

                (v) sold, assigned, transferred, abandoned or permitted to lapse any Government Licenses which are material to the Company's business, or sold, assigned or transferred any of its Intellectual Property Rights or other intangible assets on an exclusive basis, or disclosed any material proprietary confidential information to any Person, except in the ordinary course of business consistent with past custom and practice, or granted any exclusive license or sublicense of any rights under or with respect to any Intellectual Property Rights;

                (vi) made or granted any bonus or any wage or salary increase to any employee, officer or director, or made any other material change in employment terms for any employee, officer or director, other than scheduled bonuses under the Company's 13 month bonus plan or the Company's annual incentive bonus plan and increases in the ordinary course of business or reassigned or transferred (including, without limitation, by terminating and rehiring) any employee of the Company to Parent or any of its Affiliates (other than the Company);

                    (vii) made or granted any increase in, or amended or terminated, any existing plan, program, policy or arrangement, employee benefit plan or arrangement or adopted any new employee benefit plan or arrangement, or amended or renegotiated any existing collective bargaining agreement or entered into any new collective bargaining agreement or multiemployer plan;

                    (viii) except for any such items included in the Company's
               1999-2000 capital budget aggregating $14.8 million USD, made any capital expenditures or commitments therefor such that the aggregate outstanding amount of unpaid obligations and commitments with respect thereto shall comprise in excess of $50,000.00 USD on the Closing Date;

                    (ix) made any loans or advances to, or guarantees for the benefit of, or entered into any transaction in excess of $50,000.00 USD with any Affiliate, employee, officer or director of the Company, except for the transactions contemplated by this Agreement and for advances consistent with past custom and practice made to employees, officers and directors for travel expenses incurred in the ordinary course of business or entered into any transaction, arrangement or contract (including, without limitation, any transfer of any assets or placing a Lien on any assets) except on an arms'-length basis in the ordinary course of business;

                    (x) suffered any material extraordinary loss, damage, destruction or casualty loss or waived any rights of material value, whether or not covered by insurance and whether or not in the ordinary course of business;

                    (xi) received written notification from any material supplier that such supplier will stop doing business with the Company or allocate its supply of materials or products to the Company;

                    (xii) issued or sold or agreed to issue or sell any notes, bonds or other debt securities or any equity securities or any securities convertible, exchangeable or exercisable into any equity securities;

                    (xiii) borrowed any amount, except current liabilities
               incurred in the ordinary course of business;

                    (xiv) created, incurred, assumed or guaranteed any Indebtedness for Borrowed Money other than Indebtedness for Borrowed Money to be paid off at the Closing;

               (xv) purchased, redeemed or otherwise acquired any shares of its capital stock or any warrants, options or other rights to acquire such capital stock;

               (xvi) made any capital investment in, any loan to, or any acquisition of the securities or assets of any other Person (other than advances to employees of the Company for travel expenses in the ordinary course of business) or incorporated any Subsidiary;

               (xvii) amended or authorized the amendment of its articles of association or similar governing documents; or

               (xviii) settled or compromised any litigation for an amount in excess of $50,000.00 USD or involving any injunctive relief or other form of equitable relief.


          (b) No party (including the Company) has accelerated, terminated, modified or cancelled any Material Contract required to be set forth on the attached "Contracts Schedule."
          ------------------

           6.8 Title to Properties.
               -------------------

          (a)  Leased Properties. The attached Leases Schedule lists and
               -----------------               ---------------
describes briefly all real property that is used or occupied by the Company in connection with its business but not owned by the Company and the leases and agreements by which such property is used and occupied. Except as otherwise described on the Leases Schedule, with respect to each such parcel of leased
                 ---------------
real property: (i) the leases and agreements described on the Leases Schedule
                                                              ---------------
constitute all of the leases and agreements under which the Company holds any interest in any real estate used in connection with its business; (ii the Company has delivered to the Buyer and its counsel true, correct and complete copies of all of the leases and agreements described on the attached Leases
                                                                     ------
Schedule; (ii neither the Company nor, to Parent's or Seller's Knowledge, any
--------
other third party to any such lease or agreement is in breach or default thereof, and no event has occurred which, with notice or the lapse of time, or both, would constitute such a breach or default by the Company or, to Seller's or Parent's Knowledge, any such other party, or permit termination, modification or acceleration thereof or thereunder; (iv) neither the Company, nor to Seller's or Parent's Knowledge, any third party to any such lease or agreement has repudiated any provision thereof; (v) there are no disputes, oral agreements or forbearance programs in effect as to any such lease or agreement; (vi) no such lease or agreement has been modified in any respect, except to the extent disclosed in documents delivered to the Buyer and its counsel; (vii) the Company has not assigned, transferred, conveyed, mortgaged, created any deed of trust or encumbered any interest in any leasehold; (viii) none of the buildings, improvements and other property on the leased property are in violation of any applicable zoning, building code or subdivision ordinance, regulation, order or law or restrictions or covenants of record; (ix) all buildings, improvements and other property thereon are supplied with utilities and other services necessary for the operation thereof (including gas, electricity, water, telephone, sanitary and storm sewers); (x) there are no pending (or, to Seller's or Parent's Knowledge, threatened) condemnation proceedings or other similar administrative actions relating to such parcel; (xi) the land does not serve any adjoining property for any purpose inconsistent with the use of the land, and the property is not located within any flood plain; (xii) there are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any Person the right of use or occupancy of any portion of such properties; and (xiii) no Person (other than the Company) is in possession of such properties. The Company does not own any real property in fee.

          (b)  Title. The Company owns good and marketable title, free and clear
               -----
of all Liens (other than Permitted Liens and Liens granted to Parent's third party senior secured banking syndicate ("Bank Liens"), which Bank Liens Parent
                                         ----------
shall cause to be released on or prior to Closing), to all of the personal, tangible and intangible personal property and assets of the Company shown on the Company's December 31, 1999 balance sheet or acquired thereafter. At the Closing, the assets of the Company, together with any rights, properties or interests to be made available to Buyer and the Company pursuant to the Ancillary Agreements, will include all of those assets (real, personal, tangible and intangible) necessary to conduct the Company's business as presently conducted.

           6.9 Contracts and Commitments.
               -------------------------

          (a) The Company is not a party to, bound by or subject to any contract, agreement or arrangement, whether written or oral, except for (i) any oral contract for employment at the will of the Company, (ii) any customer or employee nondisclosure agreements, (iii) any contract with the same party involving payments of less than $50,000 USD per annum which are terminable by the Company on 30 days or less notice without penalty, (iv) the leases and agreements required to be disclosed on the attached Leases Schedule and (v)
                                                    ---------------
those contracts, agreements and arrangements described on the attached "Contracts Schedule" (all of the foregoing collectively, the "Material
 ------------------                                           --------
Contracts").
---------

          (b)  Except as disclosed on the attached "Contracts Schedule": (i) no
                                                    ------------------
Material Contract has been breached in any respect or canceled by the other party that has not been duly cured or reinstated, (ii) the Company has performed all of its obligations required to be performed by it under such Material Contracts and the Company is not in receipt of any written claim of default under any such Material Contract, (iii) no event has occurred which with the passage of time or the giving of notice or both would result in a breach or default under any such Material Contract and (iv) the Company is not a party to any contract(s), agreement(s) or arrangement(s) which, individually or in the aggregate, could have a Material Adverse Effect. Each Material Contract is in full force and effect and is valid, binding and enforceable in accordance with its terms. Buyer has been supplied with a true and correct copy of all written Material Contracts requested by Buyer, together with all amendments, waivers or other changes thereto.

          6.10 Intellectual Property Rights.
               ----------------------------

          (a)  The attached "Intellectual Property Rights Schedule" contains a
                             -------------------------------------
complete and accurate list of all: (i) patented or registered Company Intellectual Property Rights and pending patent applications and other applications for registration of Company Intellectual Property Rights owned or filed by or on behalf of the Company; (ii) trade names, corporate names and material unregistered trademarks and service marks owned or used by the Company; (iii) material unregistered copyrights owned or used by the Company; (iv) material software and databases owned or used by the Company; and (v) material licenses or other rights granted by the Company to any third party with respect to any Company Intellectual Property Rights, and all licenses or other rights granted by any third party to the Company with respect to any Company Intellectual Property Rights, in each case identifying the subject Company Intellectual Property Right.

          (b) The Company owns all right, title and interest in and to, or has a valid and enforceable license to use (whether pursuant to the Intellectual Property Rights Agreement, the Supply Agreement or otherwise), the Company Intellectual Property Rights and the Company Intellectual Property Rights comprise all of the Intellectual Property Rights necessary for the operation of the Company's business as currently conducted. None of the licenses described in Section (b) of the attached Intellectual Property Rights Schedule are exclusive
                            -------------------------------------
licenses.

          (c)  Except as indicated on the attached Intellectual Property Rights
                                                   ----------------------------
Schedule: (i) there have been no claims made against the Company asserting the
--------
invalidity, misuse or unenforceability of any Company Intellectual Property Rights or alleging that the Company infringed, misappropriated or otherwise conflicted with any intellectual property rights of any third party (including, without limitation, any demand or request that the Company cease using any Company Intellectual Property Rights or license any intellectual property rights from any third party); (ii) the conduct of the Company's business has not infringed, misappropriated or otherwise violated, and does not infringe, misappropriate or otherwise violate the intellectual property rights of any third party, nor would the continued conduct of the Company's business as currently conducted or as currently proposed to be conducted infringe, misappropriate or otherwise violate the intellectual property rights of any third party; (iii) the Company has not received any notices of any infringement, misappropriation or other violation by any third party, with respect to the Company Intellectual Property Rights; (iv) the Company is not in breach of any license or other grant of rights with respect to the Company Intellectual Property Rights; and (v) the transactions contemplated by this Agreement will not have a Material Adverse Effect on the Company's right, title and interest in and to the Company Intellectual Property Rights.

          6.1  Government Licenses and Permits. The attached "Government
               -------------------------------                ----------
Licenses Schedule" contains a complete listing and summary description of all
-----------------
material Government Licenses used by the Company in the conduct of its business. Except as indicated on the attached "Government Licenses Schedule," the Company
                                     ----------------------------
owns or possesses all right, title and interest in and to all of the Government Licenses that are necessary to own and operate the assets of the Company and to conduct its business as presently conducted. The Company is in compliance with the terms and conditions of such Government Licenses and the Company has not received any written notice that it is in violation of any of the terms or conditions of such Government Licenses. The Company has taken all necessary action to maintain such Government Licenses. No loss or expiration of any such Government License is pending, or to the Knowledge of Seller or Parent, threatened, other than expiration in accordance with the terms thereof. Except as indicated on the attached "Government
                              ----------

Licenses Schedule," all of the Government Licenses shall remain in full force
-----------------
and effect immediately after the consummation of the transactions contemplated hereby.

          6.12 Litigation; Proceedings.  Except as set forth on the attached
               -----------------------
"Litigation Schedule," there are no actions, suits, proceedings, hearings,
--------------------
orders, investigations, complaints or claims pending or, to the Knowledge of Seller or Parent, threatened against the Company or any of its assets (or, to the Knowledge of Seller or Parent, pending or threatened against any of the officers, directors, employees or stockholders of the Company in their capacities as such), or to which the Company or its assets may be bound at law or in equity, or before or by any federal, state, municipal, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign; the Company is not subject to any judgment, order or decree of any court or governmental agency which has not been satisfied or complied with in accordance with its terms; and the Company is not engaged in any legal action to recover monies due it or for damages sustained by it involving in excess of $50,000.00 USD.

          6.13 Compliance with Laws.  Except as set forth on the attached
               --------------------
"Compliance Schedule" or the "Environmental and Safety Schedule," the Company
--------------------          ---------------------------------
has complied with and is in compliance with all applicable laws, rules and regulations of all applicable federal, state, local and foreign governments and all agencies thereof, except for any such noncompliance which has been heretofore duly cured and for which there is no remaining liability.

          6.14 Environmental and Safety Requirements.  Except as disclosed on
               -------------------------------------
the "Environmental and Safety Schedule" attached hereto:
     ---------------------------------

          (a) The Company and each of its Affiliates has complied with and is in compliance with, in all material respects, all Environmental, Health and Safety Requirements. Without limiting the generality of the foregoing, the Company and each of its Affiliates has obtained and complied with, and is in compliance with, in all material respects, all permits, licenses and other authorizations that are required pursuant to Environmental, Health and Safety Requirements for the occupation of its facilities located on the Real Estate (the "Facilities") and the operation of its business.
      ----------

          (b) Neither the Company nor any of its Affiliates has received any written notice, report or other information regarding any actual or alleged violation of Environmental, Health and Safety Requirements, or any liabilities or potential liabilities (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any investigatory, remedial or corrective obligations, relating to any of them or the Facilities arising under Environmental, Health and Safety Requirements.

          (c) None of the following exists at the Facilities: (i) underground storage tanks, (ii) asbestos-containing material in any friable or damaged form or condition which requires remediation or other protective action to reasonably protect occupants of the Facility, or (iii) landfills, surface impoundments, or disposal areas.

          (d) Neither the Company nor any of its Affiliates has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including, without limitation, any hazardous substance, or owned or operated any property or facility (and no such property or facility owned or operated by the Company or any such Affiliate is contaminated by any such substance), in a manner that has given or would reasonably be expected to give rise to material or potentially material obligations or liabilities, including, without limitation, any obligation or liability for response costs, corrective action costs, personal injury, property damage or natural resources damages pursuant to any applicable Environmental, Health and Safety Requirements.

          (e) To the Knowledge of Seller and Parent, neither this Agreement nor the consummation of the transactions that are the subject of this Agreement will result in any material obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any Environmental, Health and Safety Requirements.

          (f) Neither the Company nor any of its Affiliates has knowingly assumed or, pursuant to Environmental, Health and Safety Requirements is knowingly required to undertake, any obligation or liability, including, without limitation, any obligation or liability for corrective or remedial action, of any other Person relating to Environmental, Health and Safety Requirements.

          (g)  For purposes of this Agreement, "Environmental, Health and Safety
                                                --------------------------------
Requirements" shall mean all applicable federal, state, local and foreign
------------
statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, each as amended and now in effect, including, without limitation, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation.

          6.15 Employees.
               ---------

          (a) The Company has complied, and is in compliance, with all applicable laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other Taxes. Except as set forth on the attached "Litigation Schedule," there are no administrative charges or court
          -------------------
complaints pending or, to the Knowledge of Parent or Seller, threatened against the Company before any state, federal, local or foreign court or agency concerning alleged employment discrimination or any other matters relating to the employment of labor. There is no unfair labor practice charge or complaint pending or threatened against the Company before any state, federal, local or foreign court or agency. To the Knowledge of Parent or Seller, within the last three (3) years, except as disclosed on the attached Employees Schedule, the
                                                     ------------------
Company has not experienced any union organization attempts, labor disputes or work stoppage or slowdowns due to labor disagreements. There is no labor strike, dispute, work stoppage or slowdown pending or threatened. There is no request for representation pending. There is no grievance or arbitration proceeding pending. The Company is not a party to any labor or union agreement. At the Closing, the employees of the Company, together with the services of any persons to be made available to Buyer and the Company pursuant to the Ancillary Agreements, will include the services of all persons used to conduct the Company's business as presently conducted.

          (b) The Company is not party to any agreement which could require the Company to pay any additional compensation, bonuses (including, without limitation, any retention bonuses) or other amounts as a result, in whole or in part, of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, to any employee of the Company.

          6.16 Employee Benefit Plans.
               ----------------------

          (a)  Except as set forth on the attached "Employee Benefits Schedule,"
                                                    --------------------------
with respect to current or former employees of the Company, independent contractors, or the spouses, beneficiaries or dependents thereof, the Company does not maintain and has not maintained, does not contribute to and has not contributed to, does not have and has not had any obligation to contribute to, and does not have and has not had any liability or potential liability with respect to any bonus, incentive compensation, profit sharing, retirement, pension, group insurance, death benefit, health, disability, stock option, stock purchase, savings, deferred compensation, severance pay or termination pay, welfare or other employee benefit or fringe benefit plan, program or arrangement, excluding the Employees Provident Fund Act, 1991 and any regulations and rules thereunder and the Employees Social Security Act, 1969 and any regulations and rules thereunder and any other Malaysian government sponsored or mandated plan, program or arrangement affecting such employees ("Government Sponsored or Mandated Plans"). The plans, programs and
----------------------------------------
arrangements required to be set forth on the Employee Benefits Schedule are
                                             --------------------------
referred to herein as the "Plans."
                           -----

          (b) With respect to each Plan, Seller has made available to Buyer true and complete copies of (i) the plan documents, including any related trust agreements or insurance contracts, including amendments thereto, or a written summary of the terms and conditions of the plan if there is no such written plan document; and (ii) the most recent actuarial valuation, if any.

          (c) The Plans and the Government Sponsored or Mandated Plans administered by the Company have been administered and are in compliance with all requirements of applicable law and the terms of each such plan; any Plan which is intended to be qualified under applicable law or registered or approved by a governmental authority has been determined to be so qualified, registered or approved by the appropriate governmental authority; and nothing has occurred between the date of the last such determination and the Closing Date to cause the appropriate governmental authority to revoke such determination or which would adversely affect the continuing qualified, registered or approved status of such Plan.

          (d) All contributions (including premiums) required by law or contract to have been paid or accrued, under or with respect to the Plans and Government Sponsored or Mandated Plans to the Closing Date (including periods from the first day of the then current plan year to the Closing Date) will have been paid or accrued prior to the Closing Date.

          (e) The accrued benefits provided under each Plan and Government Sponsored or Mandated Plan providing retirement, severance or similar benefits, determined as of the Closing Date, will not exceed the fair market value as of such date of the assets applicable to such Plan or Government Sponsored or Mandated Plan, or the book reserve, balance sheet reserve or other reserve with respect thereto as of the Closing Date. For this purpose, "accrued benefits" means the present value of all retirement, severance or similar benefits (as described above) under a plan recognizing salary and service to Closing.

          (f) There are no pending or, to the Knowledge of Seller or Parent, threatened claims (other than routine claims for benefits), investigations, litigation or other enforcement actions against the Company or any of its officers, directors, employees or agents, with respect to any of the Plans, nor is there any other liability with respect to such plans except those incurred in the ordinary course of business.

          6.17 Long-Term Liabilities. The Company is not subject to any long-
               ---------------------
term liabilities (as determined in accordance with GAAP), except for any such liabilities which are required to be satisfied, canceled or paid pursuant to the other terms and conditions of this Agreement.

          6.18 Insurance. The attached "Insurance Schedule" sets forth a list of
               ---------                ------------------
each insurance policy to which the Company has been a party, a named insured or otherwise the beneficiary of coverage at any time since August 13, 1999. All of such insurance policies are legal, valid, binding and enforceable and in full force and effect, and the Company has not been notified in writing that it is in breach or default of its obligations under such insurance policies.

          6.19 Tax Matters.
               -----------

          (a) The Company has timely filed all Tax Returns required to be filed by it, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true and accurate in all respects. All Taxes due and payable by the Company have been paid. Seller has delivered to Buyer correct and complete copies of all Tax examination reports, and statements of deficiencies assessed against or agreed to by the Company within the past five years.

          (b)  Except as set forth in the attached "Taxes Schedule:"
                                                    --------------

               (i) with respect to each taxable period of the Company, either such taxable period has been audited by the relevant taxing authority or the time for assessing or collecting income Tax with respect to each such taxable period has closed and such taxable period is not subject to review by any relevant taxing authority;

               (ii) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Tax has been proposed, asserted or assessed by any taxing authority in writing against the Company;

               (iii) the Company has not consented to extend the time in which any Tax may be assessed or collected by any taxing authority;

               (iv) the Company has not requested or been granted an extension of the time for filing any Tax Return to a date later than the Closing Date;

               (v) there is no action, suit, taxing authority proceeding or audit now in progress, pending or, to the Knowledge of Seller or Parent based upon personal contact with an agent of the relevant Taxing authority, threatened against or with respect to the Company with respect to any Tax;

               (vi) the Company has not been a member of an Affiliated Group or filed or been included in a combined, consolidated or unitary income Tax Return;

               (vii) the Company is not a party to or bound by any Tax allocation or Tax sharing agreement, and the Company has no contractual obligation to indemnify any other Person with respect to Taxes;

               (viii) no claim has ever been made in writing by a taxing
            authority in a jurisdiction where the Company does not pay Tax or file Tax Returns that the Company is or may be subject to Taxes assessed by such jurisdiction;

               (ix) the Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party;

               (x) neither Parent nor any of its Affiliates (A) has ever filed an election under the Code to treat the Company as an association for Tax purposes or (B) has filed a consent under Code
            Section 341(f) with respect to the Company concerning collapsible corporations;

               (xi) the Company has never owned a United States real property interest within the meaning of Code Section 897(c);

               (xii) with respect to the Company, neither Parent nor any of its Affiliates has ever entered into an advance pricing agreement or any other agreement, whether arising upon audit or otherwise, relating to Section 482 of the Code; and

               (xiii) the Company files Tax Returns only in Malaysia.

          6.20 Brokerage. Except as disclosed on the "Company Brokerage
               ---------                              -----------------
Schedule" attached hereto, there are no claims for brokerage commissions,
--------
finders fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Parent, Seller or the Company.

          6.21 Officers and Directors; Bank Accounts. The "Officers and
               -------------------------------------       ------------
Directors Schedule" attached hereto lists all officers and directors of the
------------------
Company and all of the Company's bank accounts (designating each authorized signatory and the level of each signatory's authorization).

          6.22 Affiliate Transactions. Except as disclosed on the "Affiliate
               ----------------------                              ---------
Transactions Schedule" attached hereto, neither Seller, Parent or any director,
---------------------
officer or key employee of Parent or any of its Affiliates (any of the foregoing, an "Insider") is a party to any agreement, contract, commitment or
               -------
transaction with the Company.

          6.23 Closing Date. All of the representations and warranties of Parent
               ------------
and Seller contained in this Article 6 and all information delivered in any schedule, attachment or exhibit hereto or in any certificate delivered by Parent or Seller to Buyer shall be true and correct on the Closing Date, except to the extent that Parent or Seller has advised Buyer otherwise in writing prior to the Closing.

                                   ARTICLE 7

              REPRESENTATIONS AND WARRANTIES OF SELLER AND PARENT
              ---------------------------------------------------

          As an inducement to Buyer to enter into this Agreement, each of Seller and Parent, jointly and severally represent and warrant to Buyer and ChipPAC that:

          7.1  Organization and Power.  Seller is a corporation duly organized,
               ----------------------
validly existing and in good standing under the laws of the British Virgin Islands. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Seller has all requisite corporate power and corporate authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to perform its obligations hereunder and thereunder.

          7.2  Authorization.  The execution, delivery and performance by each
               -------------
of Seller and Parent of this Agreement and the Ancillary Agreements to which it is a party and the consummation of each of the transactions contemplated hereby or thereby have been duly and validly authorized by all requisite corporate action on the part of Seller and Parent, and no other corporate act or proceeding on the part of Seller, Parent or their respective board of directors or shareholders is necessary to authorize the execution, delivery or performance by Seller or Parent of this Agreement or the Ancillary Agreements to which each of Seller and Parent is a party or the consummation of any of the transactions contemplated hereby or thereby, including, without limitation, any shareholder approval of any of the transactions contemplated hereby or thereby. This Agreement has been duly executed and delivered by each of Seller and Parent, and this Agreement constitutes, and the Ancillary Agreements to which Parent or Seller is a party, upon execution and delivery by Parent or Seller, as the case may be, will each constitute, a valid and binding obligation of Parent and/or Seller, as the case may be, enforceable against Parent and/or Seller, as the case may be, in accordance with its terms.

          7.3  Absence of Conflicts.  Except for (i) a filing with the Federal
               --------------------
Trade Commission and/or the Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and (ii) the approvals of the financing sources and other governmental approvals described in Article 4 hereof, neither the execution and the delivery of this Agreement and the Ancillary Agreements to which Seller or Parent is a party, nor the consummation of the transactions contemplated hereby and thereby, will (a) conflict with, result in a breach of any of the provisions of, (b) constitute a default under,
(c) result in the violation of, (d) give any third party the right to terminate or to accelerate any obligation under, (e) result in the creation of any Lien upon the Company Stock under or (f) require any authorization, consent, approval, execution or other action by or notice to any court or other governmental body under, any material indenture, mortgage, lease, loan agreement or other agreement or instrument to which Seller or Parent is a party which relates to the Company, Parent's or Seller's certificate of incorporation or bylaws, articles of association or similar governing documents or any statute, regulation, rule, judgment, order, decree or other restriction of any government, governmental agency or court to which Seller or Parent is subject.

          7.4  Litigation. There are no actions, suits, proceedings, orders or
               ----------
investigations pending or, to the Knowledge of Seller or Parent, threatened against or affecting Seller or Parent, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would adversely affect Seller's or Parent's performance under this Agreement, the Ancillary Agreements to which Seller or Parent is a party or the consummation of the transactions contemplated hereby or thereby.

          7.5  Securities. Seller holds of record and owns beneficially all of
               ----------
the shares of Company Stock, free and clear of Liens or any other restrictions on transfer (other than any restrictions under the Securities Act of 1933, as amended, and state securities laws). Neither Parent, Seller nor any of their respective Affiliates is a party to any option, warrant, right, contract, call, put or other agreement or commitment providing for the disposition or acquisition of any capital stock of the Company (other than this Agreement). Neither Parent, Seller nor any of their respective Affiliates is a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any capital stock of the Company.

          7.6  Closing Date. All of the representations and warranties of Seller
               ------------
and Parent contained in this Article 7 and elsewhere in this Agreement and all information delivered in any schedule, attachment or exhibit hereto or in any certificate delivered by Seller or Parent to Buyer shall be true and correct on the Closing Date, except to the extent that Seller or Parent has advised Buyer otherwise in writing prior to the Closing.


                                   ARTICLE 8

              REPRESENTATIONS AND WARRANTIES OF BUYER AND CHIPPAC
              ---------------------------------------------------

          As an inducement to Seller and Parent to enter into this Agreement, each of Buyer and ChipPAC, jointly and severally represent and warrant to each of Parent and Seller that:

          8.1  Organization and Power. Buyer is a corporation duly organized,
               ----------------------
validly existing and in good standing under the laws of the British Virgin Islands. ChipPAC is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Buyer has all requisite corporate power and corporate authority necessary to own the Company Stock. Each of Buyer and ChipPAC has all requisite corporate power and corporate authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to perform its obligations hereunder and thereunder.

          8.2  Authorization.  The execution, delivery and performance by each
               -------------
of Buyer and ChipPAC of this Agreement and the Ancillary Agreements to which it is a party and the consummation of each of the transactions contemplated hereby or thereby have been duly and validly authorized by all requisite corporate action on the part of Buyer and ChipPAC, and no other corporate act or proceeding on the part of Buyer, ChipPAC or their respective board of directors or shareholders is necessary to authorize the execution, delivery or performance by Buyer or ChipPAC of this Agreement or the Ancillary Agreements to which each of Buyer and ChipPAC is a party or the consummation of any of the transactions contemplated hereby or thereby, except for shareholder approval of the amendment to ChipPAC's Amended and Restated Articles of Incorporation set forth in Exhibit
                                                                         -------
B. This Agreement has been duly executed and delivered by each of Buyer and
-
ChipPAC, and this Agreement constitutes, and the Ancillary Agreements to which Buyer or ChipPAC is a party, upon execution and delivery by Buyer or ChipPAC, will each constitute, a valid and binding obligation of Buyer and/or ChipPAC, as the case may be, enforceable against Buyer and/or ChipPAC, as the case may be, in accordance with its terms.

          8.3  Capitalization.  As of the date hereof, the authorized, issued
               --------------
and outstanding capital stock of ChipPAC consists of (i) 10,000 shares of Class A Convertible Preferred Stock, 10,000 shares of which are issued and outstanding, (ii) 105,000 shares of Class B Preferred Stock, 70,000 shares of which are issued and outstanding, (iii) 20,000,000 shares of Class L Common Stock, 10,523,500 shares of which are issued and outstanding, (iv) 180,000,000 shares of Class A Common Stock, 97,256,500 shares of which are issued and outstanding and (v) 180,000,000 shares of Class B Common Stock, none of which are issued and outstanding. Effective as of the Closing Date, ChipPAC's Articles of Incorporation will be amended to incorporate the terms of the Class C-1 Preferred Stock and the Class C-2 Preferred Stock described in Exhibit B
                                                                   ---------
hereto. As of the Closing Date, all of ChipPAC's issued and outstanding shares of capital stock will be duly authorized, validly issued, fully paid and nonassessable and, except as set forth in any shareholders agreement between ChipPAC and its shareholders, not subject to, nor will they have been issued in violation of, any preemptive rights.

          8.4  Absence of Conflicts.  Except for (i) a filing with the Federal
               --------------------
Trade Commission and/or the Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and (ii) the approvals of the financing sources and other governmental approvals described in Article 4 hereof, neither the execution and the delivery of this Agreement and the Ancillary Agreements to which Buyer or ChipPAC is a party, nor the consummation of the transactions contemplated hereby and thereby, will (a) conflict with, result in a breach of any of the provisions of, (b) constitute a default under,
(c) result in the violation of, (d) give any third party the right to terminate or to accelerate any obligation under or (e) require any authorization, consent, approval, execution or other action by or notice to any court or other governmental body under, any material indenture, mortgage, lease, loan agreement or other agreement or instrument to which ChipPAC or Buyer is a party, ChipPAC's or Buyer's articles of incorporation or bylaws, articles of association or similar governing documents or any statute, regulation, rule, judgment, order, decree or other restriction of any government, governmental agency or court to which Buyer or ChipPAC is subject.

          8.5  Litigation. There are no actions, suits, proceedings, orders or
               ----------
investigations pending or, to the Knowledge of Buyer or ChipPAC, threatened against or affecting Buyer or ChipPAC, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would adversely affect Buyer's or ChipPAC's performance under this Agreement, the Ancillary

Agreements to which Buyer or ChipPAC is a party or the consummation of the transactions contemplated hereby or thereby.

          8.6  Financial Capacity.  Buyer has heretofore communicated to Parent
               ------------------
an accurate description of its planned financing of the transactions contemplated hereby through its senior secured credit facilities, in an amount sufficient to pay the cash portion of the consideration and to pay expenses in connection with the transactions contemplated hereby.

          8.7  Closing Date. Except as expressly provided herein, all of the
               ------------
representations and warranties contained in this Article 8 and elsewhere in this Agreement shall be true and correct on the Closing Date, except to the extent that Buyer or ChipPAC has expressly advised Seller and Parent otherwise in writing prior to the Closing.

          8.8  Brokerage. There are no claims for brokerage commissions,
               ---------
finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Buyer or ChipPAC.

          8.9  Public Filings.
               --------------

               (a) Each of the registration statements, reports or information statements and all exhibits thereto prepared by ChipPAC and filed with the SEC (collectively, the "ChipPAC SEC Reports") were filed with the SEC in a timely
                    -------------------
manner (except as noted therein) and constitute all forms, reports and documents required to be filed by ChipPAC under the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended and the regulations promulgated thereunder (collectively, the "Securities Laws"). As of their respective dates,
                               ---------------
the ChipPAC SEC Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

               (b) Each of the consolidated financial statements of ChipPAC contained in the ChipPAC SEC Reports (i) complies as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) is in accordance with the books and records of ChipPAC and its Subsidiaries and (iii) fairly presents in accordance with GAAP consistently applied the consolidated financial position of ChipPAC and its Subsidiaries as at the dates thereof, and the consolidated results of their operations for the periods covered thereby.

                                   ARTICLE 9

                               BUYER SECURITIES
                               ----------------

               9.1  Investment Representations of Seller. In connection with the
                    ------------------------------------
issuance of the Buyer Securities to Seller hereunder, Seller hereby represents and warrants to ChipPAC that:

               (a) Seller has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Buyer Securities, has had full access to such other information concerning ChipPAC and each of its Affiliates as Seller has requested and possesses substantial information about, and familiarity with, ChipPAC as a result of the information provided to Seller.

               (b) Seller is able to bear the economic risk of the investment in the Buyer Securities for an indefinite period of time.

               (c) Seller is acquiring the Buyer Securities hereunder for its own account with the present intention of holding such securities for investment purposes and has no intention of selling such security in a public distribution in violation of federal or state securities laws.

               9.2   Legend. The Buyer Securities will be imprinted with a
                     ------
legend in substantially the following form:

               The _____________ represented by this [security] has not been registered under the Securities Act of 1933, as amended (the

               "Act"), and may not be sold or transferred in the absence of an
                ---
               effective registration statement under the Act or an exemption from registration thereunder. Prior to any sale or transfer of this [security], except pursuant to an effective registration statement under the Act covering such sale or transfer, the holder hereof shall have delivered to the issuer hereof (the "Company") an opinion of counsel reasonably satisfactory to the
                -------
               Company to the effect that such sale or transfer is exempt from registration under the Act.

                                  ARTICLE 10

                                  TERMINATION
                                  -----------

               10.1  Termination. This Agreement may be terminated at any time
                     -----------
prior to the Closing only as follows:

               (a) by mutual consent of Buyer and ChipPAC, on the one hand, and Seller and Parent, on the other hand;

               (b) by Buyer and ChipPAC if (i) there has been a misrepresentation or breach of warranty or breach of covenant on the part of Parent or Seller in the representations and warranties or covenants set forth in this Agreement which has had or could reasonably be expected to have a Material Adverse Effect or (ii) events have occurred which have made it impossible to satisfy a condition precedent to the obligation of Buyer and ChipPAC to consummate the transactions contemplated hereby, unless Buyer's or ChipPAC's breach of this Agreement has caused the condition to be unsatisfied;

          (c) by Seller and Parent if (i) there has been a material misrepresentation or breach of warranty or breach of covenant on the part of Buyer or ChipPAC in the representations and warranties or covenants set forth in this Agreement or (ii) events have occurred which have made it impossible to satisfy a condition precedent to the obligation of Seller and Parent to consummate the transactions contemplated hereby, unless Seller's or Parent's breach of this Agreement has caused the condition to be unsatisfied; or

          (d) by either Buyer and ChipPAC, on the one hand, or Parent and Seller, on the other hand, if the Closing has not occurred by July 31, 2000; provided that a party will not be entitled to terminate this Agreement pursuant to this subsection (d) if (i) that party's breach of this Agreement has prevented the consummation of the transactions contemplated hereby at or prior to such time or (ii) that party has failed to satisfy any condition set forth in
Article 4 hereof that such party was required to satisfy.

          10.2  Effect of Termination. In the event of termination of this
                ---------------------
Agreement as provided in Section 10.1 hereof, this Agreement will forthwith become void and there will be no liability or obligation hereunder on the part of any party hereto, except for the provisions of Sections 11.7 (Expenses) and
11.15 (Confidentiality) hereof and except for liability for any breach of this Agreement prior to the time of such termination.

          10.3  Waiver of Right to Terminate. Each of the parties hereto shall
                ----------------------------
be deemed to have waived their respective rights to terminate this Agreement upon consummation of the Closing. No such waiver shall constitute a waiver of any other rights arising from the non-fulfillment of any condition precedent set forth in Article 4 hereof or any misrepresentation or breach of any warranty, covenant or agreement contained herein unless such waiver is made in writing and then any such written waiver shall only constitute a waiver of the specific matters set forth therein.

                                  ARTICLE 11

                ADDITIONAL AGREEMENTS; COVENANTS AFTER CLOSING
                ----------------------------------------------

          11.1  Survival.  All representations, warranties, covenants and
                --------
agreements set forth in this Agreement will survive the Closing Date and the consummation of the transactions contemplated hereby for the periods set forth in Section 11.2 and will not be affected by any examination made for or on behalf of any of the parties hereto, the knowledge of any of their officers, directors, stockholders, employees or agents or the acceptance of any certificate or opinion.

          11.2  Indemnification.
                ---------------

          (a) Seller and Parent Indemnification.  Seller and Parent, jointly and
              ---------------------------------
severally, agree to indemnify Buyer, the Company and ChipPAC and their respective officers, directors, employees and representatives (the "Buyer
                                                                    -----
Indemnitees"), and hold them harmless against any loss, liability, deficiency,
-----------
damage or expense (including reasonable legal fees and expenses and including interest and penalties) (a "Loss") which any Buyer Indemnitee may suffer,
                            ----
sustain or become subject to, as a result of (i) the breach by Seller or Parent of any representation, warranty, covenant or agreement made by Seller or Parent contained in this Agreement or in the closing certificate delivered pursuant to
Section 4.2(m)(i) of this Agreement (without taking into account any disclosures made by Seller or Parent pursuant to Section 5.1(f), Section 6.23 or Section 7.6 hereof), (ii) any action, demand, proceeding, investigation or claim by a third party (including governmental agencies) against or affecting any Buyer Indemnitee which, if successful, would give rise to or evidence the existence of or relate to a breach of any of the aforementioned representations, warranties, covenants or agreements of Seller or Parent, (iii) any claims of any brokers or finders claiming by, through or under Seller or Parent or (iv) except for any Assumed Liabilities, any liability or obligation of the Company or any of its Affiliates of any nature or kind whatsoever (in any case, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, due or to become due or otherwise) arising out of or related to facts, events, transactions, occurrences or actions or inactions arising on or prior to the Closing Date, including, without limitation, any such liability or obligation resulting from, arising out of, relating to, in the nature of, or caused by any breach of contract, breach of warranty, tort, infringement, violation of law, environmental matter (including, without limitation, any of the matters set forth on the "Known Environmental Liabilities
                                                 -------------------------------
Schedule" attached hereto), claim or lawsuit (any of the foregoing items
--------
described in clauses (i) through (iv) inclusive an "Intersil Liability").
                                                    ------------------

          To the extent an Intersil Liability was retained or indemnified contractually by any prior direct or indirect owner of the Company (other than Parent or any of its Affiliates) or any predecessor of Seller or Parent, Buyer shall use commercially reasonable efforts to assist Seller or Parent to pursue a claim against such prior owner or predecessor, it being agreed that Buyer shall not be obligated to become a party to any litigation, arbitration or other proceeding involving any such claim.

          With respect to any claim for breaches of representations and warranties contained in Article 6 or Article 7 hereof or of the covenants of Seller and Parent contained in Article 5 hereof (except for breaches of representations and warranties contained in Section 6.1, 6.2, 6.3, 6.8(b), 6.14, 6.15(b), 6.16, 6.17, 6.19 or Section 6.23, to the extent related to any of the aforementioned Article 6 representations and warranties, or Section 7.1, 7.2,
7.5 or Section 7.6, to the extent related to any of the aforementioned Article 7 representations and warranties), neither Seller nor Parent will be liable with respect to any such claim unless written notice of a possible claim for indemnification with respect to such matter is given by the claiming Buyer Indemnitee to Seller and Parent on or before the first anniversary of the Closing Date (the "Survival Date"), it being understood that so long as such
                   -------------
written notice is given on or prior to the Survival Date, such representations and warranties shall continue to survive until such matter is resolved. Notwithstanding the foregoing, any breaches or alleged breaches of the representations and warranties contained in Section 6.1, 6.2, 6.3, 6.8(b), 6.14, 6.15(b), 6.16,
6.17, 6.19 or Section 6.23, to the extent related to any of the aforementioned
Article 6 representations and warranties, Section 7.1, 7.2, 7.5 or Section 7.6, to the extent related to any of the aforementioned Article 7 representations and warranties, Section 9.1 and any breaches of the covenants or agreements contained herein (other than the covenants of Seller and Parent contained in Article 5 hereof) shall survive the Closing until 30 days after the expiration of the relevant statute of limitations.

          With respect to any claim for breaches of representations and warranties contained in Article 6 or Article 7 hereof (except for any claim pursuant to Section 6.15(b) (Change-of-Control Payments) or Section 6.17 (Long-Term Liabilities)), neither Seller nor Parent will have any obligation to indemnify any Buyer Indemnitee from and against such Losses by reason of all such claims until the Buyer Indemnitees have suffered Losses by reason of all such claims in excess of $400,000.00 USD, and then only to the extent that such Losses exceed such amount. Neither Seller nor Parent will be liable for any Losses of the Buyer Indemnitees resulting from any breach or alleged breach of any of the representations or warranties contained in Article 6 or Article 7 or
Section 9.1 hereof in an amount in excess of $35 million USD (except for any breach of the representations and warranties contained in Section 7.5 or 7.6, to the extent related to Section 7.5).

          (b) Buyer and ChipPAC Indemnification.  Buyer and ChipPAC, jointly and
              ---------------------------------
severally, agree to indemnify Seller and Parent and their respective officers, directors, employees and representatives (the "Seller Indemnitees") and hold
                                               ------------------
them harmless against any Loss which any Seller Indemnitee may suffer, sustain or become subject to, as the result of (i) the breach by Buyer or ChipPAC of any representation, warranty, covenant or agreement made by Buyer or ChipPAC contained in this Agreement or in the closing certificate delivered pursuant to
Section 4.1(h)(i) of this Agreement (without taking into account any disclosures made by Buyer or ChipPAC pursuant to Section 8.7 hereof), (ii) any action, demand, proceeding, investigation or claim by a third party (including governmental agencies) against or affecting any Seller Indemnitee which, if successful, would give rise to or evidence the existence of or relate to a breach of any of the aforementioned representations, warranties, covenants or agreements of Buyer or ChipPAC, (iii) any claims of any brokers or finders claiming by, through or under Buyer or ChipPAC or (iv) the assertion against any Seller Indemnitee of any liability or obligation of the Company (including, without limitation, any Assumed Liability), except for any liability or obligation for which Seller or Parent are required to indemnify any Buyer Indemnitee pursuant to this Agreement.

     With respect to any claim for breaches of representations and warranties contained in Article 8 hereof or of the covenants of Buyer and ChipPAC contained in Article 5 hereof (except for breaches of representations and warranties contained in Section 8.1, 8.2, 8.3 or 8.7, to the extent related to any of the aforementioned Article 8 representations and warranties), neither Buyer nor ChipPAC will be liable with respect to any such claim unless written notice of a possible claim for indemnification with respect to such matter is given by the claiming Seller Indemnitee to Buyer and ChipPAC on or before the Survival Date, it being understood that so long as such written notice is given on or prior to the Survival Date, such representations and warranties shall continue to survive until such matter is resolved. Notwithstanding the foregoing, any breaches of the representations and warranties contained in Section 8.1, 8.2, 8.3 or Section 8.7, to the extent related to any of the aforementioned Article 8 representations and warranties and any breaches of the covenants or agreements contained herein (other than the covenants of Buyer and ChipPAC contained in Article 5 hereof) shall survive the Closing until 30 days after the expiration of the relevant statute of limitations.

     With respect to any claim for breaches of representations and warranties contained in Article 8 hereof, neither Buyer nor ChipPAC will have any obligation to indemnify any Seller Indemnitee from and against such Losses by reason of all such claims until the Seller Indemnitees have suffered Losses by reason of all such claims in excess of $400,000.00 USD, and then only to the extent that such Losses exceed such amount.

          (c) Defense of Claims.  If a party hereto seeks indemnification under
              -----------------
this Section 11.2, such party (the "Indemnified Party") shall give written
                                    -----------------
notice as soon as reasonably practicable to the other party (the "Indemnifying
                                                                  ------------
Party") of the facts and circumstances giving rise to the claim. In that regard,
-----
if any suit, action, claim, liability or obligation (a "Proceeding") shall be
                                                        ----------
brought or asserted by any third party which, if adversely determined, would entitle the Indemnified Party to indemnity pursuant to this Section 11.2, the Indemnified Party shall within 30 days notify the Indemnifying Party of the same in writing, specifying in detail the basis of such claim and the facts pertaining thereto; provided that the failure to so notify an Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent such failure shall have prejudiced the Indemnifying Party. The Indemnifying Party, if it so elects, shall assume and control the defense of such Proceeding or permit its predecessors (a "Permitted Designee") to assume
                                               ------------------
such defense if the Indemnifying Party is required to permit such Permitted Designee to assume and control such defense pursuant to any agreement it has made with such Permitted Designee (provided that, in either case, the Indemnifying Party and, if applicable, its Permitted Designee shall consult with the Indemnified Party with respect thereto and keep the Indemnified Party fully apprised of such defense), including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of expenses; provided that in the event any Proceeding shall be brought or asserted by any third party which, if adversely determined, would not entitle the Indemnified Party to full indemnity pursuant to Section 11.2, the Indemnified Party may elect to participate in a joint defense of such Proceeding (a "Joint Defense Proceeding")
                                                      ------------------------
for which the expenses of such joint defense will be shared by such parties in proportion to each party's liability and the employment of counsel shall be reasonably satisfactory to both parties; provided further that if the participation of such Indemnified Party would void any indemnity to which any Indemnifying Party may be entitled to receive from any third party, upon receipt of an unconditional written undertaking from the Indemnifying Party to compensate the Indemnified Party for any and all Losses in connection with such Proceeding, the Indemnifying Party may elect to exclude the Indemnified Party from participation in such Proceeding. If the Indemnifying Party elects to assume and control the defense of a Proceeding (either directly or through its Permitted Designee), it will provide notice thereof within 30 days after the Indemnified Party has given notice of the matter and if such Proceeding is not a Joint Defense Proceeding, the Indemnified Party shall have the right to employ counsel separate from counsel employed by the Indemnifying Party or its Permitted Designee, as the case may be, in any such action and to participate in the defense thereof, but the fees and expenses of such counsel employed by the Indemnified Party shall be at the expense of the Indemnified Party unless

(i) the employment thereof has been specifically authorized by the Indemnifying Party or its Permitted Designee, as the case may be, in writing or (ii) the Indemnifying Party or its Permitted Designee, as the case may be, has failed to assume the defense and employ counsel. The Indemnifying Party shall not be liable for any settlement of any Proceeding, the defense of which it (either directly or through its Permitted Designee) has elected to assume, which settlement is effected without the written consent of the Indemnifying Party; provided that no settlement of a Joint Defense Proceeding may be effected without the written consent of both the Indemnifying Party and the Indemnified Party. If there shall be a settlement to which the Indemnifying Party consents or a final judgment for the plaintiff in any Proceeding, the defense of which the Indemnifying Party has elected to assume, the Indemnifying Party shall indemnify the Indemnified Party with respect to the settlement or judgment. If the Indemnifying Party (either directly or through its Permitted Designee) elects to assume and control the defense or in the event of a Joint Defense Proceeding, the Indemnified Party shall take all reasonable efforts necessary to assist the Indemnifying Party in such defense.

          (d) Payments.  Any payment pursuant to a claim for indemnification
              --------
shall be made not later than 30 days after receipt by the Indemnifying Party of written notice from the Indemnified Party stating the amount of the claim, unless the claim is subject to defense as provided in Section 11.2(c) or is a dispute, claim or controversy which is the subject of an unresolved arbitration proceeding pursuant to Section 11.11, in which case payment shall be made not later than 30 days after the amount of the claim is finally determined. Any payment required under this Section 11.2(d) which is not made when due shall bear interest at the rate of 10.0% per annum, compounded monthly.

          (e) Mitigation.  Each of the parties shall take, and Buyer shall cause
              ----------
the Company to take, all commercially reasonable steps within their control to mitigate any Losses as soon as reasonably practicable after such party becomes aware of any event which does, or could reasonably be expected to, give rise to any such Losses.

          (f) Losses Net of Insurance Proceeds, Etc. The amount of any Loss for
              -------------------------------------
which indemnification is provided under this Section 11.2 shall be net of (i) any amount previously paid or otherwise settled among the parties pursuant to the Consideration Adjustment procedures of Section 2.3, (ii) any amounts, as and when recovered, by an Indemnified Party pursuant to any indemnification by or indemnification agreement with any third party, including any insurer or any other sources of cash proceeds available to offset such Loss (it being agreed that nothing in this Agreement shall impair any right of subrogation to which such third party may be entitled) (any such third party referred to in this clause (ii), a "Collateral Source") and (iii) any Tax benefits attributable to
                -----------------
any such Loss, as and when realized. If the amount to be netted hereunder from any payment required pursuant to this Section 11.2 is determined after such payment, the Indemnified Party shall repay the Indemnifying Party, promptly after such determination, any amount that the Indemnifying Party would not have had to pay pursuant to this Section 11.2 had such determination been made at the time of such payment.

          (g) Exclusive Remedy.  The indemnification provided in this Section
              ----------------
11.2 shall be the sole and exclusive remedy after the Closing Date for monetary damages available to Buyer, ChipPAC, Parent and Seller for breaches of any of the terms, conditions, representations, warranties or covenants contained in this Agreement. As between Seller and Parent, on the one hand, and Buyer and ChipPAC, including without limitation after the Closing, the Company, on the other hand, the rights and obligations set forth in this Agreement will be the exclusive rights and obligations with respect to the subject matter of this Agreement, the events giving rise to this Agreement and the transactions provided for in this Agreement (excluding, for avoidance of doubt, any of the subject matter, events giving rise to or transactions provided for in any of the Ancillary Agreements). Without limiting the generality or effect of the foregoing, as a material inducement to the other parties hereto entering into this Agreement, and in light of, among other factors, the acknowledgments contained in this Section 11.2(g), each of the parties to this Agreement hereby waives any claim or cause of action, known or unknown, foreseen or unforeseen, which exists or may arise in the future, or which it otherwise might assert, including without limitation under the common law or federal or state securities laws, trade regulation laws, Environmental Health and Safety Requirements or other laws, by reason of this Agreement or its subject matter, the events giving rise to this Agreement and the transactions provided for in this Agreement, except for (i) claims or causes of action brought under and subject to the terms and conditions of this Agreement or (ii) injunctive relief or other equitable relief (other than for rescission).

          (h) Collateral Sources.  An Indemnified Party shall use commercially
              ------------------
reasonable efforts to seek recovery from any Collateral Source in connection with any Losses for which indemnification is provided under this Section 11.2, it being agreed that nothing in this Agreement shall require such Indemnified Party to proceed against such Collateral Source prior to making a demand for indemnification from the Indemnifying Party. If requested by the Indemnifying Party, and so long as any such assignment is permitted pursuant to the terms of any agreement between the Indemnified Party and its Collateral Source, the Indemnified Party shall assign to the Indemnifying Party the right of such Indemnified Party to assert a claim against such Collateral Source. In the event of such an assignment, the Indemnifying Party may pursue such claim at its own expense.

          (i)  Adjustments.  Amounts paid as indemnification shall be treated as
               -----------
adjustments to the consideration paid for the Company Stock.

          (j)  Environmental Procedures.
               ------------------------

               (i) With respect to any Loss for which any of the Buyer Indemnitees is indemnified under Section 11.2 of this Agreement, the resolution of which involves environmental investigation, cleanup, remedial action or other response action ("Remediation") on any real property used or occupied at any
                  -----------
time by the Company in connection with its business, Seller or Parent shall have the right, upon timely written notice, to conduct or control the Remediation, or permit their Permitted Designee to conduct or control such Remediation (if either Seller or Parent is required to permit such Permitted Designee to assume and control such defense pursuant to any agreement it had made with such Permitted Designee as in effect as of the date hereof), and such Remediation shall only be required to meet the "Minimum Cleanup Standard." For purposes of
                                    ------------------------
this Agreement,
the "Minimum Cleanup Standard" shall mean the least stringent standard
     ------------------------
acceptable under all Environmental, Health and Safety Requirements (for this purpose as in effect upon completion of the Remediation) and all enforceable requirements of governmental authorities with jurisdiction ("Governmental Authorities") or, if no such standard has been adopted,
  ------------------------
promulgated or imposed by the applicable Governmental Authority or by Environmental, Health and Safety Requirements (for this purpose as in effect upon the completion of the Remediation) as of the date such Remediation is being conducted, the standard to which the parties, in good faith, agree; provided, however, that in none of the foregoing cases shall the Minimum Cleanup Standard be at or below a standard for which (A) Buyer or the Company would be required to impose or implement controls or restrictions which would impair the use of the affected property as used as of the Closing Date, (B) for which additional Remediation would be required in the future to achieve and maintain compliance with Environmental, Health and Safety Requirements or to meet the requirements of Governmental Authorities, as such Environmental, Health and Safety Requirements and requirements exist as of the date of the completion of the Remediation or (C) which does not fully resolve any liability of the Buyer Indemnitees with respect to such matter; provided further that with respect to any Remediation at any property leased by the Company, the Minimum Cleanup Standard shall also meet the requirements of the landlord/lessor of such property.

          (ii) Remediation conducted by Seller or Parent or a Permitted Designee shall be conducted in a manner which minimizes interference to the business of the Company after the Closing Date, and if and to the extent various Remediation alternatives are available, Seller and Parent shall, and shall cause any Permitted Designee to, implement or pay for the implementation, as the case may be, of such Remediation which imposes the least interruption, interference or disruption (taking into account the cost effectiveness, regulatory and legal constraints) unless (A) the Buyer Indemnitees consent to a different alternative or (B) Seller and Parent indemnify and reimburse the Buyer Indemnitees for all Losses arising from such interruption, interference or disruption.

          (iii) With respect to Remediation performed by Seller, Parent or a Permitted Designee, Seller and Parent shall, and shall cause any Permitted Designee to: (A) diligently and expeditiously perform or cause to be performed such Remediation to completion; (B) provide the Buyer Indemnitees reasonable prior notice of their access requirements and obtain the Company's consent before commencing or performing any Remediation (which consent shall not be unreasonably withheld); (C) keep the Buyer Indemnitees reasonably informed of the progress of the on-site activities and provide the Buyer Indemnitees with copies of any results of sampling and analytical data (including any status reports of work-in-progress or reports required to be submitted to any Governmental Authorities in connection with conducting the Remediation); (D) provide the Buyer Indemnitees a reasonable opportunity to review and comment on any submittal to Governmental Authorities and consider in good faith the Buyer Indemnitees' reasonable comments which must be expeditiously provided (and Seller and Parent acknowledge that any comments, which relate to the interruption, interference or disruption with the operation of the business of the Company, damage to the Company's property, the safety of Company personnel or compliance with Environmental, Health or Safety Requirements shall be deemed reasonable); (E) provide the Buyer Indemnitees with the opportunity to observe all of the activities undertaken by or on behalf of Seller,

Parent or any Permitted Designee in implementing the Remediation; (F) provide reasonable advance notice to the Buyer Indemnitees of any meetings with any Governmental Authorities concerning the Remediation and permit the Buyer Indemnitees to attend such meetings; (G) comply with all applicable Environmental, Health and Safety Requirements and other laws and Buyer's and the Company's reasonable health and safety requirements; and (H) promptly upon completion of any on-site activities, restore any adversely affected portions of the property to its predisturbed condition such that Buyer and the Company can continue the operation of the Company's business in the manner in which such business was conducted prior to the commencement of the on-site activities.

          (iv) Seller and Parent shall indemnify, defend and hold harmless the Buyer Indemnitees against any Losses asserted against or incurred by the Buyer Indemnitees arising out of or relating to activities conducted by Seller, Parent or any Permitted Designee or their respective employees, agents, contractors and their subcontractors in connection with the performance of the Remediation or the fulfillment of Seller's and Parent's obligations hereunder. Buyer and the Company shall indemnify and hold harmless Seller and Parent against any Losses to the extent arising out of or relating to Buyer's or the Company's interference with or disruption of Seller's or Parent's Remediation, or any release or violation caused by Buyer or the Company after the Closing Date.

          11.3  Mutual Assistance. Each of the parties hereto agrees that they
                -----------------
will mutually cooperate in the expeditious filing of all notices, reports and other filings with any governmental authority required to be submitted jointly by any of the parties hereto in connection with the execution and delivery of this Agreement, the Ancillary Agreements and the consummation of the transactions contemplated hereby or thereby. Subsequent to the Closing, each of the parties hereto, at their own cost, will assist each other (including by the provision of access to relevant records) in the preparation of their respective Tax Returns and the filing and execution of Tax elections, if required, as well as in the defense of any audits or litigation that may ensue as a result of the filing thereof, to the extent that such assistance is reasonably requested.

          11.4  Tax Matters.
                -----------

          (a)   Tax Periods Ending on or Before the Closing Date. Seller and
                ------------------------------------------------
Parent shall prepare or cause to be prepared and file or cause to be filed all Malaysian income Tax Returns for the Company for all periods ending on or prior to the Closing Date or for which the date of measurement for such Tax occurs on or prior to the Closing Date which are filed after the Closing Date (any such period, a "Pre-Closing Tax Period"), which shall be reasonably satisfactory to
           ----------------------
Buyer and the Company, and Buyer shall prepare or cause to be prepared and file or cause to be filed all Tax returns (other than Malaysian income Tax returns) for all Pre-Closing Tax Periods, which shall be reasonably satisfactory to Seller and Parent. Subject to Seller's and Parent's reimbursement obligations with respect thereto, the Company shall pay all Taxes shown on all Tax Returns for any Pre-Closing Tax Period. Buyer shall provide, or shall cause the Company to provide, any documents reasonably requested by Seller or Parent in order to enable Seller and Parent to complete such Malaysian income Tax Returns. Seller and Parent shall permit Buyer to review and comment on each such Malaysian income Tax Return described in this Section 11.4(a) prior to filing. Seller and

Parent shall reimburse Buyer and the Company for, and shall indemnify and hold Buyer and the Company harmless against and from, all Taxes of the Company with respect to any Pre-Closing Tax Periods within fifteen (15) days prior to any payment by Buyer or the Company of such Taxes and Buyer shall pay or cause to be paid to Seller any refund of any Taxes with respect to any Pre-Closing Tax Periods within fifteen (15) days after receipt of such refund.

          (b) Tax Periods Beginning Before and Ending After the Closing Date.
              --------------------------------------------------------------
Seller and Parent shall prepare or cause to be prepared and file or cause to be filed all Malaysian income Tax Returns for the Company for all Tax periods which begin before the Closing Date and end after the Closing Date (any such period, a "Straddle Tax Period"), which shall be reasonably satisfactory to Buyer and the
 -------------------
Company, and Buyer shall prepare or cause to be prepared and file or cause to be filed all Tax Returns (other than Malaysian income Tax returns) for all Straddle Tax Periods, which shall be reasonably satisfactory to Seller and Parent. Buyer shall provide, or shall cause the Company to provide, any documents reasonably requested by Seller or Parent in order to enable Seller and Parent to complete such Malaysian income Tax Returns. Seller and Parent shall permit Buyer to review and comment on each such Malaysian income Tax Return described in this
Section 11.4(b) prior to filing. Any portion of any Tax which must be paid in connection with any Straddle Tax Period, to the extent attributable to any period or portion of a period ending after the Closing Date, shall be referred to herein as "Post-Closing Taxes." Buyer shall pay, or cause the Company to
              ------------------
pay, an amount equal to the Post-Closing Taxes due with any Tax Returns for any Straddle Tax Period upon the filing of any such Tax Return with the appropriate governmental authorities, and Buyer and the Company shall indemnify and hold Seller and Parent harmless against and from all Post-Closing Taxes. Any Taxes due related to any Straddle Tax Period other than Post-Closing Taxes are referred to herein as "Pre-Closing Taxes." Seller and Parent shall pay an
                       -----------------
amount equal to the Pre-Closing Taxes due with any Tax Return for any Straddle Tax Period upon the filing of any such Tax Return with the appropriate governmental authorities, and Seller and Parent shall indemnify and hold Buyer and the Company harmless against and from all Pre-Closing Taxes. Where the Post-Closing Taxes involve a period which begins before and ends after the Closing Date, such Post-Closing Taxes shall be calculated as though the taxable year of the Company terminated as of the close of business on the Closing Date; provided that in the case of any Tax not based on income or receipts, such Post-Closing Taxes shall be equal to the amount of such Tax for the taxable year, multiplied by a fraction, the numerator of which shall be the number of days from the day after the Closing Date through the end of the taxable year and the denominator of which shall be the number of days in the taxable year.

          (c)  Cooperation on Tax Matters.
               --------------------------

               (i) Each of the parties hereto shall, and Buyer shall cause the Company to, cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this
Section 11.4 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include signing any Tax Return, amended Tax Returns, claims or other documents necessary to settle any Tax controversy, the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Following the Closing, Seller and Parent shall, and Buyer shall cause the Company to, retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by any party, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority.

               (ii) Seller and Parent shall have the right to direct any audit or other Tax proceeding with respect to a Pre-Closing Tax Period, at their sole cost and expense. Buyer shall cause the Company to execute powers of attorney and any other documents necessary to allow the Seller and Parent to direct such Tax proceeding. Notwithstanding the foregoing, Buyer and the Company shall have the right to participate in any Tax proceeding related to a Pre-Closing Tax Period of the Company which may have the effect of increasing Buyer's or the Company's Tax liability, and neither Seller nor Parent shall settle or compromise any such proceeding without Buyer's prior written consent, which consent shall not be unreasonably withheld or delayed; provided that Buyer hereby agrees to consent if Seller and Parent fully indemnify Buyer and the Company for any increase in Buyer's or the Company's Tax liability resulting from such Tax proceeding.

               (iii) Seller and Parent shall have the right to direct any audit or other Tax proceeding with respect to a Straddle Tax Period, and the cost thereof shall be shared by Seller and Parent, on the one hand, and Buyer and the Company, on the other hand, in proportion to their respective liability for Taxes ultimately determined to be owing with respect to such Straddle Tax Period. Buyer shall cause the Company to execute powers of attorney and other documents necessary to allow the Seller and Parent to direct such Tax proceeding. Notwithstanding the foregoing, Buyer and the Company shall have the right to participate in any Tax proceeding related to a Straddle Tax Period which may have the effect of increasing Buyer's or the Company's Tax liability, and neither Seller nor Parent shall settle or compromise any such proceeding without Buyer's prior written consent, which consent shall not be unreasonably withheld or delayed; provided that Buyer hereby agrees to consent if Seller and Parent fully indemnify Buyer and the Company for any increase in Buyer's or the Company's Tax liability resulting from such Tax proceeding.

               (iv) The parties further agree, upon request, to use commercially reasonable efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

          (v) Without the prior written consent (which shall not be unreasonably withheld or delayed) of Buyer, Seller shall not make or change any election, change an annual accounting period, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment relating to the Company, surrender any right to claim a refund of Taxes, or take any other similar action, or omit to take any action relating to the filing of any Tax Return or the payment of any Tax, if such action or omission would have the effect of increasing the Tax liability of the Company, Buyer or any Affiliate of Buyer, with respect to any Tax period (or portion thereof) beginning after the Closing Date. Seller shall notify Buyer of any consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Company within 15 days of making such consent or waiver.

          (vi) Without the prior written consent (which shall not be unreasonably withheld or delayed) of Seller, neither Buyer nor the Company shall make or change any election, change an annual accounting period, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment relating to the Company, surrender any right to claim a refund of Taxes, or take any similar action, or omit to take any action relating to the filing of any Tax Return or the Payment of any Tax, if such action or omission would have the effect of increasing the liability of Seller or any of its Affiliates under this Section 11.4 with respect to any Pre-Closing Tax Period or with respect to any Pre-Closing Taxes.

     (d)  Tax Sharing Agreements. All tax-sharing agreements or similar
          ----------------------
agreements with respect to or involving the Company shall be terminated as of the Closing Date and, after the Closing Date, the Company shall not be bound thereby nor shall it have any liability thereunder.

     (e)  Certain Taxes.  Except as set forth in Section 11.16, each of Seller
          -------------
and Parent shall be jointly and severally liable for, and shall indemnify each Buyer Indemnitee against, any liability for the Taxes of any Person (other than the Company) as transferee or successor, by contract or otherwise.

     (f)  Transfer Pricing Agreements.  Parent will supply Buyer with a copy of
          ---------------------------
all closing or other agreements in its possession or control related to the Company entered into with the Internal Revenue Service, the Malaysian taxing authority or any other state, local or foreign taxing authorities relating in whole or in part to Code Section 482 or any other comparable transfer pricing provision set forth under state, local or foreign tax law that arise from any transaction between (i) the Company with (ii) Parent or any of its Affiliates or their respective predecessors, and Parent will use its best efforts to supply, with respect thereto, any supporting documentation including, but not limited to, any transfer pricing or economic studies obtained for, or in anticipation of, any such proceeding.

     11.5 Books and Records.  Except as otherwise provided in Section 11.4(c)(i)
          -----------------
hereof, unless otherwise consented to in writing by Seller or Buyer (as the case may be), Seller will not, and Buyer shall not permit the Company to, for a period of seven (7) years following the date hereof, destroy, alter or otherwise dispose of any of the books and records of the Company retained by the Company or Seller as of the Closing without first offering to surrender to Seller or Buyer such books and records or any portion thereof of which Seller or Buyer may intend to destroy, alter or dispose. Without limiting the provisions of Section 11.4(c)(i) hereof, Seller will, and Buyer will cause the Company to, allow the other party's representatives, attorneys and accountants access to such books and records, upon reasonable request and during such party's normal business hours, for the purpose of examining and copying the same in connection with any matter arising out of this Agreement or the transactions contemplated hereby.

          11.6  Press Release and Announcements. Unless required by law or any
                -------------------------------
rule or regulation of any securities exchange upon which the securities of any party or any of its Affiliates are registered (in which case each of the parties agrees to use reasonable efforts to consult with the others prior to any such disclosure as to the form and content of such disclosure), after the date hereof, through and including the Closing Date, no press releases, announcements to the employees, customers or suppliers of the Company or other releases of information related to this Agreement or the transactions contemplated hereby will be issued or released without the consent of both Buyer and Parent.

          11.7  Expenses.  Except as otherwise expressly provided herein, Buyer
                --------
and ChipPAC, on the one hand, and Seller and Parent, on the other hand, shall bear its own expenses (including, without limitation, fees and expenses of legal counsel, accountants, investment bankers, brokers, finders or other representatives and consultants) incident to its obligations under and in respect of this Agreement, each of the other agreements contemplated hereby and the transactions contemplated hereby and thereby, whether or not the transactions contemplated hereby are consummated.

          11.8  Restructuring Expenses.  On October 1, 2000, Parent shall pay
                ----------------------
ChipPAC $1,500,000.00 USD in cash, by wire transfer of immediately available funds, to assist ChipPAC in the restructuring of the Company's operations (including, without limitation, the restructuring of the Hermetic and MOV and other product lines).

          11.9  Employee Benefits.  On October 1, 2000, Parent shall pay ChipPAC
                -----------------
$300,000.00 USD in cash, by wire transfer of immediately available funds, to assist ChipPAC to fund stock options and/or other employee benefits to be made available to employees of the Company.

          11.10 Specific Performance. Each of the parties hereto acknowledges
                --------------------
and agrees that Buyer and ChipPAC would be damaged irreparably in the event the Closing is not consummated in accordance with the terms and conditions of this Agreement. Accordingly, each of the parties hereto agrees that Buyer and ChipPAC shall be entitled to an injunction or injunctions to prevent any breach of the terms and conditions of this Agreement which would prevent or delay the Closing pursuant to the terms and conditions of this Agreement and to enforce such obligations of Seller and Parent to consummate the transactions contemplated hereby in any action instituted in any court having jurisdiction over the parties and the matter in addition to any other remedy to which Buyer or ChipPAC may be entitled pursuant hereto.

          11.11 Dispute Resolution.
                ------------------

          (a) Each of the parties hereto agrees that they will attempt to settle any dispute, claim or controversy arising out of this Agreement through good faith negotiations in the spirit of mutual cooperation between senior business executives with authority to resolve the controversy.

          (b) Any dispute, claim or controversy that cannot be resolved by the parties through good faith negotiations within 30 days of the notification to the other party of the commencement of the dispute resolution procedures of this
Section 11.11 will then, upon the written request of any party hereto, be resolved by binding arbitration conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association by a sole arbitrator. Such arbitrator shall be mutually agreeable to the parties. If the parties cannot mutually agree upon the selection of an arbitrator, the arbitrator shall be selected in accordance with the rules of the then effective Commercial Arbitration Rules of the American Arbitration Association. To the extent not governed by such rules, such arbitrator shall be directed by the parties to set a schedule for determination of such dispute, claim or controversy that is reasonable under the circumstances. Such arbitrator shall be directed by the parties to determine the dispute in accordance with this Agreement and the substantive rules of law (but not the rules of procedure or evidence) that would be applied by a federal court required to apply the internal law (and not the law of conflicts) of the State of New York. The arbitration will be conducted in the English language in New York, New York. Judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction.

          (c) Nothing contained in this Section 11.11 shall prevent any party hereto from resorting to judicial process if injunctive or other equitable relief from a court is necessary to prevent injury to such party or its Affiliates. The use of arbitration procedures will not be construed under the doctrine of laches, waiver or estoppel to affect adversely the rights of any party hereto to assert any claim or defense.

          11.12 Further Transfers.  Each of the parties hereto will execute and
                -----------------
deliver such further instruments of conveyance and transfer and take such additional action as any other party may reasonably request to effect, consummate, confirm or evidence the transfer to Buyer of the Company Stock and any other transactions contemplated hereby.

          11.13 Transition Assistance. Neither Parent nor Seller will, nor will
                ---------------------
they permit the Company to, in any manner take any action which is designed or intended to have the effect of discouraging customers, suppliers, lessors, licensors and other business associates from maintaining the same business relationships with the Company after the date of this Agreement as were maintained with the Company prior to the date of this Agreement.

          11.14 Non-Competition; Non-Solicitation. As condition precedent to
                ---------------------------------
each of Buyer and ChipPAC to enter into and perform their respective obligations under this Agreement, Parent agrees, on behalf of Intersil Holding Corporation and each of Intersil Holding Corporation's controlled Affiliates (any of Intersil Holding Corporation or Intersil Holding Corporation's controlled Affiliates hereafter referred to as a "Restricted Person") that:
                                       -----------------

          (a) except as otherwise expressly permitted pursuant to this Agreement or any of the Ancillary Agreements, for a period of five (5) years from the Closing Date (the "Non-Competition Period"), no Restricted Person shall,
                   ----------------------
directly or indirectly, either for itself or for any other Person, (i) engage in any Competing Business or (ii) own, manage, operate, join, control or participate in the ownership, management, operation or control of any Person who or which at any relevant time during such period is engaged in any Competing Business or permit its name to be used in connection with any Competing Business. As used herein, "Competing Business" means the provision of products
                            ------------------
or services in the semiconductor packaging or test business anywhere in the world, excluding (i) the provision of such assembly and test services for Parent's current military product line serviced at Parent's Palm Bay, Florida facility or (ii) the provision of such products or services for prototypes (in
non-production quantities).   Nothing in this Section 11.14 shall prevent any
Restricted Person from acquiring and operating any business, a portion of which may consist of the business of providing back-end packaging or test services for the internal use of such acquired business (as opposed to providing such services to third parties); it being agreed that such acquired business may continue to provide such packaging or test services, but only for the internal use of such acquired business (and not for any Restricted Person or any third party).

          (b) During the Non-Competition Period, no Restricted Person will, directly or indirectly, offer employment to or hire (in any capacity) any employee of the Company as of the Closing Date or any person who was an employee of the Company at any time during the six-month period immediately preceding the Closing Date without the prior written consent of Buyer.

          (c) If, at the time of enforcement of this Section 11.14, a court shall hold that the duration, scope, geographic area or other restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope, geographic area or other restrictions deemed reasonable under such circumstances by such court shall be substituted for the stated duration, scope, geographic area or other restrictions.

          (d) Parent recognizes and affirms that in the event of breach by any Restricted Person of any of the provisions of this Section 11.14, money damages would be inadequate and none of ChipPAC, Buyer or the Company would have an adequate remedy at law. Accordingly, Parent agrees, on behalf of itself and each other Restricted Person, that each of ChipPAC, Buyer and the Company shall have the right, in addition to any other rights and remedies existing in their favor, to enforce their rights and the Restricted Persons' obligations under this Section 11.14 not only by an action or actions for damages, but also by an action or actions for specific performance, injunctive and/or other equitable relief in order to enforce or prevent any violations (whether anticipatory, continuing or future) of the provisions of this Section 11.14 (including, without limitation, the extension of the Non-Competition Period by a period equal to (i) the length of the violation of this Section 11.14 plus (ii) the length of any court proceedings necessary to stop such violation). In the event of a breach or violation by any Restricted Person of any of the provisions of this Section 11.14, the running of the Non-Competition Period (but not of the Restricted Persons' obligations under this Section 11.14) shall be tolled with respect to each Restricted Person during the continuance of any actual breach or violation.

          11.15 Confidentiality.  After the Closing, Parent shall, and shall
                ---------------
cause each of its Affiliates to, continue to maintain the confidentiality of all confidential or proprietary information, documents and materials relating to the Company or relating to Buyer or any of its Affiliates, except to the extent disclosure of any such information is required by law or regulation (including any regulation of any securities exchange on which any such Person's securities are traded) or authorized by Buyer. After the Closing, Buyer shall, and shall cause each of its Affiliates to, continue to maintain the confidentiality of all confidential or proprietary information, documents and materials relating to Parent or any of its Affiliates (other than, for avoidance of doubt, the Company) which has been disclosed to any of them, except to the extent disclosure of any such information is required by law or regulation (including any regulation of any securities exchange on which any such Person's securities are traded) or authorized by Parent. In the event that any party reasonably believes after consultation with counsel that it is required by law to disclose any confidential information described in this Section 11.15 the disclosing party will (a) provide the other party with prompt notice before such disclosure in order that any party may attempt to obtain a protective order or other assurance that confidential treatment will be accorded such confidential information and (b) cooperate with the other party in attempting to obtain such order or assurance. The provisions of this Section 11.15 shall not apply to any information, documents or materials which are, as shown by appropriate written evidence, in the public domain or, as shown by appropriate written evidence, shall come into the public domain, other than by reason of breach by the applicable party bound hereunder or its Affiliates.

          11.16 Taxes; Recording Charges. All documentary, sales, use, stamp,
                ------------------------
registration, conveyance or similar transfer Taxes arising out of the sale of the Company Stock or otherwise incurred in connection with this Agreement, the other agreements contemplated hereby or the consummation of the transactions contemplated hereby and thereby and all charges for or in connection with the recording of any document or instrument contemplated hereby shall be borne equally by Seller and Buyer, including, without limitation, the cost of the 0.3% stamp duty required to transfer the Company's capital stock from Seller to Buyer. Buyer shall cause the Company to file all necessary Tax Returns and other documentation in connection with the Taxes encompassed in this Section
11.16 and, if required by law, any of the other parties hereto will execute and join in any such filing.

          11.17 Ancillary Agreements.  Following the Closing Date, Parent and
                --------------------
Buyer shall, and shall cause their respective Affiliates to, perform their respective obligations under the Ancillary Agreements.

          11.18 Chinese Subsidiaries.
                --------------------

          (a) The Company and certain Affiliates of Harris Corporation (collectively, "Harris") are parties to three separate purchase agreements
                ------
regarding the transfer of the beneficial interests in, and transfer of title to, the Chinese Subsidiaries (as the same are in effect as of the date hereof, the "Chinese Purchase Agreements"). As of the date of this Agreement, none of the
 ---------------------------
transfers of the Chinese Subsidiaries to Harris contemplated by the Chinese Purchase Agreements has been consummated. Buyer shall cause the Company to comply with its obligations under the Chinese

Purchase Agreements. Parent agrees that it will arrange for and consummate the sale, liquidation or other disposition of all of the Chinese Subsidiaries or the assets thereof or the transfer to Harris of title to the shares of such Chinese Subsidiaries as soon as commercially practicable.

          (b) In consideration of the covenants undertaken pursuant to Section 11.18(a), each of Parent and Seller, jointly and severally, agree to pay, and to indemnify, defend and hold harmless the Company, Buyer, ChipPAC and each of their Affiliates from all costs, losses, liabilities, claims and expenses, including any fees and expenses of attorneys or other advisors (but excluding any loss of investment value in the Chinese Subsidiaries) related to, or in any way resulting from, (i) the ownership or transfer by the Company of any Chinese Subsidiary or (ii) the ownership or operation or transfer by any Chinese Subsidiary of any of its assets or liabilities, including any and all Taxes incurred by the Company or any of its Affiliates in connection with such ownership, operation or transfer (including all Transfer taxes) and any contributions or payments the Company or any of its Affiliates are required to make in connection with such ownership provided that any Taxes or other expenses or Losses arising as a result of the sale of any Chinese Subsidiary or the distribution of funds from any Chinese Subsidiary as a result of liquidation or otherwise shall be paid, in the first instance, from such proceeds or distributions. The indemnification obligations of Parent and Seller under this
Section 11.18 shall be in addition to those obligations set forth in Section
11.2 of this Agreement.

                                  ARTICLE 12

                                 MISCELLANEOUS
                                 -------------

          12.1 Amendment and Waiver. This Agreement may be amended, and any
               --------------------
provision of this Agreement may be waived; provided that any such amendment or waiver will be binding on the party to be charged therewith only if such amendment or waiver is set forth in a writing executed by such party. No course of dealing between or among any Persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

          12.2 Notices. All notices, demands and other communications to be
               -------
given or delivered to any party to this Agreement under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when personally delivered, sent by reputable overnight courier or transmitted by facsimile or telecopy, to the addresses and/or telecopy number indicated below (unless another address is so specified in writing):

          If to Parent, to:
          ----------------

          Intersil Corporation
          7585 Irvine Center Drive, Suite 100
          Irvine, California 92618

          Attention: Gregory L. Williams
          Facsimile No.: (949) 341-7053

          If to Seller, to:
          ----------------

          Sapphire Worldwide Investments, Inc.
          3/rd/ Floor, Barclays House
          Wickhams Cay 1
          P.O. Box 3340
          Road Town, Tortola
          British Virgin Islands
          Attention: Livia L. Penn
          Facsimile No.: (284) 494-6404

          with a copy to:
          --------------

          Intersil Corporation
          7585 Irvine Center Drive, Suite 100
          Irvine, California 92618
          Attention: Gregory L. Williams
          Facsimile No.: (949) 341-7053


          and, in the case of any notice sent to Parent or Seller, with a copy
          --------------------------------------------------------------------
          to:
          --

          Intersil Corporation
          7585 Irvine Center Drive, Suite 100
          Irvine, California 92618
          Attention: Steven M. Moran, Esq.
          Facsimile No.:  (949) 341-7053

          and a copy to:
          -------------

          Dechert Price & Rhoads
          4000 Bell Atlantic Tower
          1717 Arch Street
          Philadelphia, Pennsylvania 19103
          Attention: Geraldine A. Sinatra, Esq.
          Facsimile No.: (215) 994-2222

          If to the Buyer, to:
          -------------------

          ChipPAC Limited
          Craigmuir Chambers

          Road Town, Tortola
          British Virgin Islands
          Attention: Richard Parsons -- Resident Director
          Facsimile No.: (284) 494-7906

          with a copy to:
          --------------

          ChipPAC, Inc.
          3151 Coronado Drive
          Santa Clara, California 95404
          Attention: Robert Krakauer
          Facsimile No.: (408) 486-5914

          If to ChipPAC, to:
          -----------------

          ChipPAC, Inc.
          3151 Coronado Drive
          Santa Clara, California 95404
          Attention: Robert Krakauer
          Facsimile No.: (408) 486-5914

          and, in the case of any notice sent to Buyer or ChipPAC, with a copy
          --------------------------------------------------------------------
          to:
          --

          Kirkland & Ellis
          200 East Randolph Drive
          Chicago, Illinois 60601
          Attention: Jeffrey C. Hammes, P.C.
                    Gary M. Holihan
          Facsimile No.:  (312) 861-2200

          12.3 Assignment. This Agreement and all of the provisions hereof shall
               ----------
be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns. Neither this Agreement nor any rights, benefits or obligations set forth herein may be assigned by any party hereto without the consent of each of the other parties hereto, except that Buyer or ChipPAC may assign their rights under this Agreement for collateral security purposes to any lenders providing financing to Buyer or ChipPAC (or their permitted assignees) without the consent of Parent or Seller.

          12.4 Severability. Whenever possible, each provision of this Agreement
               ------------
will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          12.5  No Strict Construction. The language used in this Agreement
                ----------------------
shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any Person. The use of the word "including" in this Agreement or in any of the agreements contemplated hereby shall be by way of example rather than by limitation.

          12.6  Captions. The captions used in this Agreement are for
                --------
convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no caption had been used in this Agreement.

          12.7  No Third Party Beneficiaries. Nothing herein expressed or
                ----------------------------
implied is intended or shall be construed to confer upon or give to any Person, other than the parties hereto, their respective permitted successors and assigns and where expressly set forth herein, the Company, any rights or remedies under or by reason of this Agreement, such third parties specifically including, without limitation, employees or creditors of the Company.

          12.8  Complete Agreement. This document and the documents referred to
                ------------------
herein contain the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

          12.9  Counterparts. This Agreement may be executed in one or more
                ------------
counterparts, all of which taken together shall constitute one and the same instrument (any one of which may be delivered by facsimile).

          12.10 Governing Law and Jurisdiction.  Any claim arising under or
                ------------------------------
relating to this Agreement shall be governed by the internal substantive laws of the State of New York or federal courts located in New York, without regard to principles of conflict of laws. Each party hereby submits to the co-exclusive jurisdiction of the United States District Court located in the City of New York, Borough of Manhattan and any state court located therein for all disputes and litigation under or relating to this Agreement and waives any objection based on venue or forum non conveniens with respect to any action instituted therein. Each party hereby waives the necessity for personal service of any and all process upon it and consents that all such service of process may be made by registered or certified mail (return receipt requested), with a copy also being sent by facsimile (with receipt confirmed), in each case directed to such party at its address set forth in, and with copies sent as required by, Section 12.2 of this Agreement, and service so made shall be deemed to be completed on the date of actual receipt. Each party hereby consents to service of process as aforesaid. Nothing in this Section 12.10 will prohibit personal service in lieu of the service by mail contemplated herein.

                                   * * * * *

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                              CHIPPAC LIMITED


                              By:  /s/ Richard Parsons
                                   _______________________________________

                              Its:     Director
                                   _______________________________________



                              CHIPPAC, INC.


                              By:  /s/ Dennis McKenna
                                   _______________________________________

                              Its: Chief Executive Officer and President
                                   _______________________________________



                              SAPPHIRE WORLDWIDE INVESTMENTS, INC.


                              By:  /s/ Gregory L. Williams
                                   _______________________________________

                              Its: President and Chief Executive Officer
                                   _______________________________________



                              INTERSIL CORPORATION


                              By:  /s/ Gregory L. Williams
                                   _______________________________________

                              Its: President and Chief Executive Officer
                                   _______________________________________

                         LIST OF DISCLOSURE SCHEDULES
                         ----------------------------


Knowledge Schedule                                         1.0

Permitted Liens Schedule                                   1.0

Working Capital Schedule                                   2.3

Transferred Equipment Schedule                             2.3(i)

Consigned Equipment Schedule                               2.3(j)

Transfer Milestones for Subcontracted Packages
 and PDIP/SOIC Packages Currently Packaged by
 the Company and Related Contingent Incentive Payments     3.1

Third Party Consent Schedule                               4.2

Key Employees Schedule                                     4.2

Transferred Employees Schedule                             5.2

Corporate Organization Schedule                            6.1

Restrictions Schedule                                      6.4

Financial Statements Schedule                              6.5

Developments Schedule                                      6.7

Leases Schedule                                            6.8

Contracts Schedule                                         6.9

Intellectual Property Rights Schedule                     6.10

Government Licenses Schedule                              6.11

Litigation Schedule                                       6.12

Compliance Schedule                                       6.13

Environmental and Safety Schedule                         6.14

Employees Schedule                                        6.15

Employee Benefits Schedule                                6.16

Insurance Schedule                                        6.18

Taxes Schedule                                            6.19

Company Brokerage Schedule                                6.20

Officers and Directors Schedule                           6.21

Affiliate Transactions Schedule                           6.22

Known Environmental Liabilities Schedule                  11.2

                               LIST OF EXHIBITS
                               ----------------

Exhibit A  -  Form of Intellectual Property Rights Agreement

Exhibit B  -  Form of Amendment to ChipPAC's Amended and Restated Articles of
              Incorporation

Exhibit C  -  Form of Supply Agreement

Exhibit D  -  Form of Shareholders Agreement

Exhibit E  -  Form of Amendment No. 1 to Registration Agreement

Exhibit F  -  Form of Services Agreement